UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a party other than the Registrant ☐

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MeridianLink, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2024
Notice of Annual Meeting of Stockholders
and Proxy Statement

NOTICE OF 2024 ANNUAL
MEETING OF STOCKHOLDERS
DATE & TIME
Thursday, June 6, 2024
10:00 a.m., Pacific Time

LOCATION
Via Webcast @
www.virtualshareholdermeeting.com/MLNK2024

RECORD DATE
April 10, 2024
ITEMS OF BUSINESS
01    To elect three Class III directors
02    To ratify the appointment of BDO USA, P.C. as MeridianLink’s independent registered public accounting firm for the fiscal year ending December 31, 2024
03    To approve an amendment to our Certificate of Incorporation to allow for the exculpation of officers as permitted by Delaware law
04    To approve an amendment to our Certificate of Incorporation to allow stockholders to remove directors at any time with cause by supermajority vote of stockholders
05    To approve the adjournment of the annual meeting to the extent there are insufficient votes at the annual meeting to approve any of proposals 1-4
06    To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof
HOW TO VOTE

Internet:	Telephone:	Mail:	During the Meeting:
www.proxyvote.com	1-800-690-6903 or the number on your voting instruction form	Mark, sign, date, and return your proxy card	See page 37 for details to vote during the meeting @ www.virtualshareholder meeting.com/MLNK2024
Your vote is important to us. You are invited to attend the 2024 Annual Meeting of Stockholders, or the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in this proxy statement. For specific instructions on how to vote, please refer to the Notice of Internet Availability you received in the mail, the section titled “Voting Information” beginning on page 38 of this proxy statement, or, if you requested to receive printed proxy materials, your enclosed proxy card or voter instruction form.
The Annual Meeting will be held entirely in virtual format. We have endeavored to offer stockholders the same rights and opportunities to participate as they would have in-person. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the virtual meeting.
To attend, vote, and submit questions during the meeting, visit www.virtualshareholdermeeting.com/MLNK2024 and enter the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. For additional information, see “Participating in the Annual Meeting” beginning on page 37.
The Notice of Internet Availability containing instructions on how to access this proxy statement and form of proxy card were first mailed on or about April 24, 2024.
By order of the Board of Directors,

Nicolaas Vlok Chief Executive Officer	April 24, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 6, 2024: This notice of annual meeting, proxy statement, and annual report on Form 10-K for the year ended December 31, 2023, are available at www.proxyvote.com or on the Securities and Exchange Commission’s, or SEC’s, website at www.sec.gov.

TABLE OF CONTENTS

Items of Business and Voting Recommendation	1

Corporate Governance	2
Board of Directors and Committees	2
Additional Governance Matters	8
Certain Relationships and Related Person Transactions	9
Proposal No. 1 – Election of Directors	11

Director Compensation	16

Executive Officers	19

Executive Compensation	20

Audit Matters	26
Audit Committee Report	26
Proposal No. 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm	27

Proposal No. 3 – Approval of Amendment to Certificate of Incorporation to Allow for the Exculpation of Officers as Permitted by Delaware Law	29
Proposal No. 4 – Approval of Amendment to Certificate of Incorporation to Allow Stockholders to Remove Directors At Any Time With Cause By a Supermajority Vote of Stockholders	31
Proposal No. 5 – Approval of the Adjournment of the Annual Meeting to the Extent There are Insufficient Votes at the Annual Meeting to Approve Any of Proposals No. 1-4	33

Stock Ownership	34
Equity Compensation Plan Information	34
Security Ownership of Certain Beneficial Owners, Directors, and Management	34

Additional Information	37
Information About the Annual Meeting and Proxy Materials	37
MeridianLink Documents	41
Incorporation By Reference	42

Appendix A – Certificate of Amendment to Certificate of Incorporation

In this proxy statement, the terms “MeridianLink,” the “company,” “we,” “us,” and “our” refer to MeridianLink, Inc.

We are an “emerging growth company” under applicable federal securities laws and, therefore, permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted, and we are not required to disclose pay versus performance information under Item 402(v) of Regulation S-K. We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, which occurred in July 2021; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

ITEMS OF BUSINESS AND VOTING RECOMMENDATION

Proposal No. 1	Election of Directors	☑

The board of directors recommends that stockholders vote FOR the election of each of the following three nominees as Class III directors until the annual meeting of stockholders in 2027:
George Jaber
Edward H. McDermott
Duston Williams

Proposal No. 2	Ratification of the Appointment of the Independent Registered Public Accounting Firm	☑

The board of directors recommends that stockholders vote FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal No. 3	Approval of Amendment to Certificate of Incorporation to Allow for the Exculpation of Officers as Permitted by Delaware Law	☑
The board of directors recommends that stockholders vote FOR the approval of an amendment to our Certificate of Incorporation to allow for the exculpation of officers as permitted by Delaware law.

Proposal No. 4	Approval of Amendment to Certificate of Incorporation to Allow Stockholders to Remove Directors At Any Time With Cause By a Supermajority Vote of Stockholders	☑

The board of directors recommends that stockholders vote FOR the approval of an amendment to our Certificate of Incorporation to allow stockholders to remove directors at any time with cause by a supermajority vote of stockholders.

Proposal No. 5	Approval of the Adjournment of the Annual Meeting to the Extent There are Insufficient Votes at the Annual Meeting to Approve Any of Proposals No. 1-4	☑

The board of directors recommends that stockholders vote FOR the approval of the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve any of Proposals No. 1-4.

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CORPORATE GOVERNANCE
We continue to develop and evolve, and our board of directors continues to support and oversee, our governance framework to align with the priorities and interests of our various stakeholders. Our corporate governance highlights include:

•Independent chair of the board of directors
•Majority independent board of directors
•Annual board and committee performance assessment
•Board-level oversight of environmental, social, and governance matters
•Dedicated oversight of cybersecurity
•Prohibition on hedging, pledging, and short sales
•Active stockholder engagement
•Clawback policy for incentive compensation
•Stock ownership guidelines for directors and executive officers

Board of Directors and Committees
Role of the Board:
Our board of directors acts on behalf of our stockholders and oversees MeridianLink’s business and affairs. To satisfy their duties, directors are expected to, among other things, participate in board and committee meetings, review provided materials, interact with the chief executive officer and members of management, engage with outside experts when appropriate, and assess the feedback of MeridianLink stockholders.

Board Leadership:
Our board of directors is responsible for selecting the appropriate leadership structure and, specifically, appointing the chair of our board and our chief executive officer. In making such determinations, the board of directors considers the interests of our stockholders and the current needs of the business. Currently, the board of directors has separated the two roles, with a non-employee director, Edward H. McDermott, serving as chair of our board of directors. Our board of directors believes that its current leadership structure recognizes the significant commitment to each role and effectively allocates authority, responsibility, and oversight between the non-employee directors and management.

Board Independence:
Our board of directors has undertaken a review of the independence of each director and periodically evaluates all relationships between MeridianLink and each non-employee director for the purposes of determining whether a material relationship exists that might represent a potential conflict of interest or otherwise interfere with the director’s ability to satisfy their responsibilities as a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange, or NYSE. In making such determinations, the board of directors observes NYSE and SEC independence criteria and considers all relevant facts and circumstances. As a result of its review, the board of directors has determined that none of our directors, other than Messrs. Katz (upon effectiveness of his appointment to our board of directors), Nguyen, and Vlok, who are also our employees, has a material relationship with us and, as a result, such directors are independent.

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Certain Stockholder Rights:
Thoma Bravo UGP, LLC and its affiliated entities, or Thoma Bravo, currently own a significant portion of the voting power of our outstanding common stock. Pursuant to our certificate of incorporation and bylaws, for so long as Thoma Bravo beneficially owns at least (i) 30% of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a majority of our board of directors and to designate the size of our board as well as the chair of our board of directors and of each committee of our board of directors (provided that each such nomination or designation shall comply with the applicable rules of the NYSE); (ii) 20% (but less than 30%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board of directors equal to the lowest whole number that is greater than 30% of the total number of directors (but in no event fewer than two directors); (iii) 10% (but less than 20%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our board of directors equal to the lowest whole number that is greater than 20% of the total number of directors (but in no event fewer than one director); and (iv) 5% (but less than 10%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate one director to our board of directors.

Board Structure:
We currently have nine directors, including seven independent directors. Upon the effectiveness of Mr. Katz’s appointment to our board of directors, we will have ten directors, including seven independent directors. Upon receipt of stockholder approval with respect to Proposal No. 1 – Election of Directors, our board of directors will remain at ten directors with seven non-employee, independent directors.

In accordance with our certificate of incorporation, our board of directors is divided into three classes serving staggered three-year terms. At each annual meeting of stockholders following the initial classification, directors will be elected to succeed the class of directors whose terms have expired. Our current directors are divided as follows:
•Class I directors include Laurence E. Katz (upon the effectiveness of his appointment to our board of directors), Timothy Nguyen, A.J. Rohde, and Nicolaas Vlok, whose terms expire at the annual meeting of stockholders to be held in 2025.
•Class II directors include Reema Poddar, Mark Sachleben, and Yael Zheng, whose terms expire at the annual meeting of stockholders to be held in 2026.
•Class III directors include George Jaber, Edward H. McDermott, and Duston Williams, whose terms expire at the Annual Meeting.

Meetings and Attendance:
During 2023, our board of directors met twelve times, the audit committee met eight times, the compensation committee met five times, the cybersecurity committee met five times, and our nominating and corporate governance committee met four times. Each director, except former director, James Lines, attended at least 75% of the aggregate meetings of the board of directors and their respective regular committees. Directors are encouraged to attend our annual meeting of stockholders. All director nominees and all other directors, except one, attended the 2023 annual meeting of stockholders.

Board Committees:
Our board of directors presently has four regular committees, consisting of the audit committee, compensation committee, cybersecurity committee, and nominating and corporate governance committee. The charters for each of these committees and our corporate governance guidelines are available in the “Governance” section of our investor relations website at ir.meridianlink.com. The below information reflects current composition of each committee, unless otherwise indicated.

AUDIT COMMITTEE	2023 Meetings: 8
Members: Edward H. McDermott Mark Sachleben Duston Williams, Chair

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The audit committee primarily assists the board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications, independence, and performance; and (4) the performance of our internal audit function. In addition, the audit committee’s responsibilities include, among others:
•preparing the report required for inclusion in this proxy statement;
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions and policies and procedures related thereto; and
•approving or, as required, pre-approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Composition. The audit committee consists of Edward H. McDermott, Mark Sachleben, and Duston Williams, with Mr. Williams serving as chair.

Financial Expertise and Independence. Our board of directors has determined that each current committee member has met the independence criteria established by the SEC and the NYSE. Each current committee member is financially literate within the meaning of the NYSE listing standards, and the board of directors has identified, based on professional qualifications and experience, Mr. Williams as an audit committee financial expert under applicable SEC rules.

The Audit Committee Report is set forth beginning on page 26 of this proxy statement.

COMPENSATION COMMITTEE	2023 Meetings: 5
Members: Edward H. McDermott Reema Poddar Mark Sachleben, Chair

The compensation committee primarily assists the board of directors in matters relating to: non-employee director and executive officer compensation; oversight of our overall compensation structure, policies, and programs; and review of our processes and procedures for the consideration and determination of non-employee director and executive officer compensation. In addition, the compensation committee’s responsibilities include, among others:
•reviewing and approving the corporate goals and objectives relating to executive officer compensation, including any long-term incentive components of our compensation programs;
•evaluating the performance of our executive officers in light of the goals and objectives of our compensation programs and approving or recommending to the board of directors for approval the compensation of our executive officers based on such evaluation;
•developing and implementing our compensation policies and plans in light of the company’s corporate goals and strategies;
•reviewing and approving grants and awards under incentive-based compensation plans and equity-based plans;
•reviewing and assessing risks arising from our compensation programs;
•reviewing and recommending to the board of directors the appropriate structure and amount of compensation for our non-employee directors;
•reviewing with management our employee benefit policies, programs, and administration;
•establishing and periodically reviewing policies for the administration of our equity compensation plans;
•reviewing and approving the implementation, enforcement, or revision of and administering our compensation recovery policy;
•retaining and approving the compensation of any compensation advisers, including evaluating the independence of such compensation advisers; and
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•as the committee deems appropriate, reviewing key human resource management strategies, policies, and practices.

Composition. The compensation committee consists of Edward H. McDermott, Reema Poddar, and Mark Sachleben, with Mr. Sachleben serving as chair.

Independence. Our board of directors has determined that each current committee member has met the non-employee director requirements as defined by Rule 16b-3 under the Exchange Act and has met the independence criteria established by the NYSE.

Compensation Committee Interlocks and Insider Participation. Messrs. McDermott, Rohde, Sachleben, and Zuber and Ms. Poddar served on our compensation committee at various points during 2023. No member of the compensation committee is or was an officer or employee of MeridianLink, and no member of the compensation committee had a relationship during 2023 that must be described under the SEC rules relating to disclosure of transactions with related persons. In 2023, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our board of directors or our compensation committee.

CYBERSECURITY COMMITTEE	2023 Meetings: 5
Members: George Jaber Reema Poddar, Chair Yael Zheng

The cybersecurity committee primarily assists the board of directors in matters relating to: oversight of our policies, plans, and programs relating to cybersecurity and data protection risks associated with our products, services, and business operations; and feedback on cybersecurity related matters, not limited to strategies, objectives, capabilities, initiatives, and policies. In addition, the cybersecurity committee’s responsibilities include, among others, reviewing and advising on:
•the effectiveness of our cybersecurity programs and our practices for identifying, assessing, and mitigating cybersecurity risks across our products, services, and business operations;
•our controls, policies, and guidelines to prevent, detect, and respond to cyber attacks or data breaches involving our products, services, and business operations;
•our security strategy and technology planning processes;
•the safeguards used to protect the confidentiality, integrity, availability, and resiliency of our products, services, and business operations;
•our cyber crisis preparedness, security breach and incident response plans, communication plans, and disaster recovery and business continuity capabilities;
•our compliance with applicable information security and data protection laws and industry standards;
•our cybersecurity budget, investments, training, and staffing levels to ensure they are sufficient to sustain and advance successful cybersecurity and industry compliance programs; and
•cybersecurity disclosures required to be included in our SEC filings.

Composition. The cybersecurity committee consists of George Jaber, Reema Poddar, and Yael Zheng, with Ms. Poddar serving as chair.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	2023 Meetings: 4
Members: Edward H. McDermott A.J. Rohde Yael Zheng, Chair

The nominating and corporate governance committee primarily assists the board of directors in matters relating to: (1) identification of director candidates, consistent with criteria approved by the board; (2) recommendation of director nominees for election at each annual meeting of stockholders; (3) development and periodic review of, and recommendations to the board of directors regarding, our corporate governance guidelines; (4) oversight of an annual evaluation of the board, its committees, and management; and (5) oversight of our environmental, social, and corporate governance, or ESG, strategies, policies, guidelines, and practices, including our internal ESG
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steering committee. In addition, the nominating and corporate governance committee’s responsibilities include, among others:
•recommending to the board of directors criteria for board and committee membership;
•establishing a process for identifying and evaluating director nominees;
•recommending to the board of directors the composition and chairs of the board committees; and
•reviewing and discussing with the board of directors the corporate succession plan for the chief executive officer and other key officers.

Composition. The nominating and corporate governance committee consists of Edward H. McDermott, A.J. Rohde, and Yael Zheng, with Ms. Zheng serving as chair.

Independence. Our board of directors has determined that each current committee member has met the independence criteria established by the NYSE.

Director Selection and Nomination:
Stockholder Recommendations and Nominations. Our nominating and corporate governance committee established policies and procedures regarding the submission and consideration of director candidates by stockholders. Such policies and procedures can be found as an exhibit to our nominating and corporate governance committee’s charter.

The nominating and corporate governance committee will consider candidates properly recommended by stockholders owning at least three percent of our common stock continuously for at least 24 months prior to the recommendation date in the same manner as candidates recommended to the committee from other sources. Such recommendations must be submitted in writing to our Corporate Secretary as set forth below and include, among other items, specified information about the recommending stockholder and the biographical information and qualifications of the recommended director candidate. Any properly submitted recommendations from stockholders will be evaluated in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

In addition, under our bylaws, if a stockholder wishes to nominate a director candidate for consideration at the 2025 annual meeting of stockholders, we must receive proper written notice no earlier than the close of business on February 6, 2025, and no later than the close of business on March 8, 2025, and must otherwise comply with the requirements of our bylaws.

Recommendations and nominations should be addressed to the attention of our Corporate Secretary at MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626 and with a copy via email to InvestorRelations@meridianlink.com.

Director Selection and Criteria. Our nominating and corporate governance committee is responsible for identifying director candidates consistent with criteria approved by our board of directors. The nominating and corporate governance committee identifies and evaluates candidates pursuant to established policies and procedures. The committee may solicit recommendations from current directors, executive officers, third-party search firms, or other appropriate sources. In 2023, we engaged a third-party search firm to assist in identifying and evaluating potential director candidates. Evaluation of candidates for recommendation for initial election or for re-election follows the same considerations. In its evaluation, the nominating and corporate governance committee considers numerous factors, including the current size, composition, and needs of the board and committees as well as a candidate’s character, integrity, judgment, diversity (including, but not limited to, diversity of gender identity or expression, race, ethnicity, age, and sexual orientation), independence, skills, education, expertise, business acumen, business experience, tenure, company and industry knowledge, conflicts, and other commitments.

The following qualifications must be satisfied by any nominee for a position on the board:
•high standards of personal and professional ethics and integrity;
•proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•skills that are complementary to those of members of the existing board:
•the ability to assist and support management and make significant contributions to our success; and
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•an understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.

Upon identification of qualified director candidates, the nominating and corporate governance committee then recommends to the board of directors director nominees for election.

Annual Board and Committee Performance Assessment:
The nominating and corporate governance committee oversees our annual board and committee performance assessment process. Annually, the nominating and corporate governance committee examines our assessment process and determines the appropriate timeline and approach. In 2023, each director was asked to provide qualitative and quantitative feedback regarding the board’s performance and board effectiveness. Responses were aggregated confidentially by the legal department, and results were shared only on an anonymous, unattributed basis. The assessment spanned various areas, not limited to each committee’s performance and board alignment, engagement, culture, oversight and responsibilities, strategy, skills and structure, management, composition, and leadership, the results of which are reviewed by the nominating and corporate governance committee as well as by each respective committee and the board in executive session.

Board’s Role in Risk Oversight:
Our board of directors, as a whole and through its committees, maintains responsibility for the oversight of risk management. Oversight responsibilities are primarily conducted through each of the committees, each of which consider risks within its respective areas of responsibility. Each committee chair makes a report to the board of directors at least quarterly, highlighting oversight matters under the committee’s purview. For example, our audit committee oversees risk management activities related to our financial statements, financial controls, and legal and compliance risks; our compensation committee oversees risk management activities related to compensation policies and practices; our nominating and corporate governance committee oversees risk management activities related to corporate governance, including board composition, ESG, and succession planning; and our cybersecurity committee oversees risk management activities as discussed in further detail below, although these examples are by no means an exhaustive list of the risks overseen by each committee.

Management is responsible for the day-to-day handling of our company’s risks, implementing and supervising risk management processes and policies, and reporting regularly to the board and its committees. All committees receive regular reports from senior management responsible for monitoring and mitigating particular risk exposures within the purview of such committee, including operational, product, economic, financial, legal, regulatory, cybersecurity, and competitive risks. At the management level, we have established disclosure controls to monitor our compliance with securities disclosure obligations. Our board of directors regularly discusses with management the policies and practices utilized by management in assessing and managing long- and short-term internal and external risks and provides input on those policies and practices.

Board Oversight of Cybersecurity. With cybersecurity being a significant priority in our business and industry, our board of directors formed a cybersecurity committee to delegate oversight of risks in this area with specific responsibilities discussed in the committee description above. The cybersecurity committee receives at least quarterly updates on cybersecurity matters, which are presented by our chief information security officer, or CISO, who is accessible to the committee chair and members in the interim between meetings. Updates encompass a range of topics, including, as appropriate, key cybersecurity metrics, the current cybersecurity landscape and emerging threats, the status of ongoing cybersecurity initiatives and strategies, and incident management reports and lessons learned from cybersecurity events. In addition, the cybersecurity committee and CISO maintain a continuous dialogue on potential threats. The cybersecurity committee annually assesses MeridianLink's cybersecurity posture and risk management efficacy, leading to improvement efforts. The chair of the cybersecurity committee or our general counsel conveys certain cybersecurity updates on the CISO's behalf during board meetings. All employees, as well as contractors and consultants, are required to complete annual security awareness and compliance training, and our information security team conducts annual incident response exercises.

Board Oversight of ESG. Our nominating and corporate governance committee’s charter includes formal oversight of ESG. The nominating and corporate governance committee receives periodic updates, at least quarterly, regarding our ESG efforts and specifically oversees our ESG strategies, policies, guidelines, and practices. In
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addition, the nominating and corporate governance committee oversees our internal ESG steering committee, which is composed of representatives from multiple departments in the company.

Additional Governance Matters
Hedging and Pledging Prohibitions:
Our insider trading policy prohibits all directors, officers, employees, and designated consultants together with certain of their family members, controlled entities, and other affiliates, from engaging in any speculative transactions. We prohibit hedging transactions, such as buying or selling puts, calls, and other derivative securities. Furthermore, we also prohibit short sales and pledging our securities as collateral for loans or margin accounts.

Code of Business Conduct and Ethics:
We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees. The MeridianLink Code of Business Conduct and Ethics is available in the “Governance” section of our investor relations website at ir.meridianlink.com. A copy is also available upon written request directed to the Corporate Secretary at MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626 or by email to InvestorRelations@meridianlink.com. We intend to satisfy our disclosure requirements under applicable law regarding an amendment to or waiver from a provision of our code of business conduct and ethics, if any, by posting such information on our website.

Compensation Recovery Policy:
Our board of directors has adopted a compensation recovery policy, which became effective on October 2, 2023. The compensation recovery policy establishes the circumstances and procedures under which we are required to recover erroneously awarded incentive-based compensation from our current or former executive officers in accordance with the NYSE listing standards and Rule 10D-1 under the Exchange Act. Specifically, we must recover erroneously awarded incentive-based compensation (including cash or equity compensation) received during the prior three years from our current or former executive officers if we are required to restate our financial results due to material noncompliance with any financial reporting requirement under the securities laws. The policy also permits us to recover from our current or former executive officers up to 100% (as determined by our board of directors or a duly established committee thereof, in its sole discretion) of the incentive-based compensation received during the prior three years in the event of (i) willful, knowing, or intentional misconduct or a willful, knowing, or intentional violation of any of our rules or any applicable legal or regulatory requirements in the course of the officer’s employment by, or otherwise in connection with, the company or (ii) fraud in the course of the officer’s employment by, or otherwise in connection with, the company. The policy is administered by our compensation committee, while our board of directors has exclusive authority to authorize the preparation of a financial restatement, unless otherwise mandated by a court or regulatory entity. The full text of the recovery policy was included as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Stockholder Engagement:
We believe stockholder engagement is an important aspect of our development, particularly in our nascency as a public company. This engagement enables us to better understand stockholder priorities and perspectives, provides an opportunity to elaborate on our policies, practices, and initiatives, and fosters constructive dialogue. We regularly engage with our various stakeholders through our quarterly earnings calls, investor meetings and conferences, and other channels for communication. We consider the feedback from such engagement when forming and evolving our practices and review such feedback with our board of directors as appropriate.

Communications with our Board of Directors:
To facilitate communications with our board of directors, we have established a process in our Securityholder Communication Policy available in the “Governance” section of our investor relations website at ir.meridianlink.com. Communications can be addressed to directors in the care of the Corporate Secretary at
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MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626 or by email to InvestorRelations@meridianlink.com. Communications may be distributed to all directors, or to any individual director, as appropriate. The Corporate Secretary will review and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other of our constituencies, solicitations, advertisements, surveys, “junk” mail, or mass mailings, and items unrelated to the duties and responsibilities of the board of directors.

Stockholders and interested parties may also submit questions or comments to the board of directors, including on an anonymous basis if desired, through our whistleblower hotline by phone at 800-916-7037 or online at ir.meridianlink.com/whistleblower-information/default.aspx. Concerns relating to accounting, internal control over financial reporting, or auditing matters will be brought to the attention of the audit committee and handled in accordance with our Audit Committee Complaint Procedures.

Certain Relationships and Related Person Transactions
Related Person Transaction Policy:
Our board of directors has adopted a formal written policy providing that our audit committee will be responsible for reviewing “related person transactions,” defined as transactions, arrangements, or relationships (or any series of similar transactions, arrangements, or relationships), to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which a related person has, had, or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our capital stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction. The audit committee has also considered and adopted standing pre-approvals under the policy for limited transactions with related persons.

Related Person Transactions:
Thoma Bravo Affiliated Companies. During fiscal year 2023, we recorded approximately $1.5 million in expenses with J.D. Power, a Thoma Bravo affiliated company, related to vehicle lookup data through an API integrated with many of our products. As of fiscal year end, we had accounts payable of $0.1 million and accrued liabilities of $0.1 million with J.D. Power. During 2023, we also recorded approximately $0.2 million in expenses with Anaplan, which Thoma Bravo acquired in June 2022, related to financial and business planning software. Our commercial relationship with Anaplan existed prior to the acquisition of Anaplan by Thoma Bravo, and the terms of our commercial dealings with Anaplan have not changed since the acquisition.

Repurchase. On September 8, 2023, pursuant to our stock repurchase program approved in May 2022, we repurchased 1,525,027 shares of common stock held by entities affiliated with Serent III UGP, a beneficial owner of more than 5% of our capital stock at the time of the transaction, at a price per share of $16.43 for an aggregate purchase price of approximately $25.0 million, or the Serent Repurchase. The repurchase price per share represented a 5% discount on the company’s 7-day moving average price as of September 7, 2023. Prior to the Serent Repurchase, Serent III UGP was a beneficial owner of more than 5% of our capital stock.

Registration Rights. On May 31, 2018, we entered into a registration rights agreement, or the Registration Rights Agreement, which was amended on December 28, 2023, with Thoma Bravo and certain other holders of our capital stock. Pursuant to the Registration Rights Agreement, we have agreed to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations set forth therein) of the holders of the shares registered pursuant to the registrations described below. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an underwritten offering and our right to delay a registration statement under certain circumstances.

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Demand Registration Rights
Pursuant to the Registration Rights Agreement, Thoma Bravo is entitled to request (i) an unlimited number of Long-Form Registrations (as defined therein) and (ii) an unlimited number of Short-Form Registrations (as defined therein). In addition, the other parties to the Registration Rights Agreement are entitled to pari passu participation of their Registrable Securities (as defined therein) in a Long-Form Registration or Short-Form Registration.

Piggyback Registration Rights
If at any time we propose to register the offer and sale of shares of our common stock under the Securities Act of 1933, as amended, or the Securities Act (other than a registration on Form S-4, Form S-8, or any successor form, a registration of securities solely relating to an offering and sale to our employees, directors, members, managers, advisors, or consultants pursuant to any employee equity plan or other employee benefit plan arrangement, or a registration of non-convertible debt securities) then we must notify the holders of Registrable Securities of such proposal to allow them to include a specified number of their shares of our common stock in such registration, subject to certain marketing and other limitations.

Right of Repurchase. Pursuant to our equity compensation plans and certain agreements with our employees from equity issued prior to our IPO, we or our assignees have a primary right, and Thoma Bravo has a secondary right, to purchase the restricted shares held by certain of our employee equityholders in connection with their termination of employment or in connection with a transaction or series of transactions where either a majority of our equity securities or all or substantially all of our assets are acquired by a third party.

Limitation of Liability and Indemnification of Officers and Directors. Our charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following: (1) any breach of their duty of loyalty to our company or our stockholders; (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or DGCL; or (4) any transaction from which they derived an improper personal benefit. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we may indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or executive officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our charter and bylaws and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards
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against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

The underwriting agreements entered into in connection with our IPO and secondary offering completed on February 9, 2024, provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act and otherwise with respect to information provided by the underwriters specifically for inclusion in the registration statements for our IPO and secondary offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Relationships:
From time to time, we engage in certain transactions with other companies affiliated with our directors, executive officers, and significant stockholders, or their respective immediate family members. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis and do not represent a material interest to such directors, executive officers, or significant stockholders.

Proposal No. 1 - Election of Directors
Our board of directors, upon the recommendation of the nominating and corporate governance committee following an evaluation of each person’s qualifications and prior board service, has nominated the following Class III directors for election as a director, each to hold office until the annual meeting of stockholders in 2027 and until their successors are duly elected and qualified:
•George Jaber
•Edward H. McDermott
•Duston Williams

Each of the director nominees currently serves as a member of our board of directors.

Nominees for Class III Directors:

GEORGE JABER	Director • Cybersecurity Committee
Age: 34

Mr. Jaber has served on our board of directors since March 2024. Mr. Jaber has served as a principal at Thoma Bravo since January 2023. Mr. Jaber joined Thoma Bravo in 2015 as an associate then senior associate prior to his promotion to vice president in January 2019 and senior vice president in January 2022. Prior to Thoma Bravo, Mr. Jaber worked in investment banking for DBO Partners. Mr. Jaber currently serves, and has previously served, as a director of several private software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment, including Mercell, HCSS, Command Alkon, Solifi, and Veriforce. Mr. Jaber holds a B.S. in business administration from the University of California, Berkeley. Our board of directors
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believes that Mr. Jaber’s mergers and acquisitions and vertical SaaS industry experience qualify him for re-election on our board of directors.

EDWARD H. MCDERMOTT	Director • Chair of the Board • Audit Committee • Compensation Committee • Nominating and Corporate Governance Committee
Age: 53

Mr. McDermott has served on our board of directors and as chair of our board since August 2023. Mr. McDermott has served as the managing partner of Spring Tide Partners LLC, a private investment firm that makes concentrated, long-term investments in public and private companies, since 2015. Prior to founding Spring Tide Partners, Mr. McDermott served as co-managing partner of SPO Partners & Co., an investment partnership that he was associated with from 1995 to 2015. Mr. McDermott holds a B.A. from Williams College and an M.B.A. from the Stanford Graduate School of Business. Our board of directors believes that Mr. McDermott’s business experience and financial expertise qualify him for re-election on our board of directors.

DUSTON WILLIAMS	Director • Audit Committee (Chair)
Age: 65

Mr. Williams has served on our board of directors since July 2022. Mr. Williams has served as the chief financial officer at Arctic Wolf, a provider of a cloud-native security operations platform designed to end cyber risk, since April 2022. Prior to that, Mr. Williams served as the chief financial officer of Nutanix, Inc. from June 2014 to April 2022. Mr. Williams also served as chief financial officer for over 25 years at various companies, including in the disk drive industry at Western Digital and Maxtor and in optical networking at Infinera. Mr. Williams previously served as a director on multiple boards, such as Applied Micro Circuits Corporation, Blue Arc Corporation, and Compellent Technologies, Inc., as well as a member and chair of the audit committee of both private and public companies. Mr. Williams holds a B.S. in accounting from Bentley College and an M.B.A. from the University of Southern California. Our board of directors believes that Mr. Williams’ executive leadership, board, and technology experience and his financial expertise qualify him for re-election on our board of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate or the board of directors may reduce its size.

Required Vote:
Under our bylaws, director nominees must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the highest number of affirmative votes will be elected. Withheld votes will have no effect on the election of directors. Broker non-votes are not considered votes cast and will have no effect on the election of the nominees.

Recommended Vote:

☑
The board of directors recommends a vote “FOR” the election of George Jaber, Edward H. McDermott, and Duston Williams as Class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2027.

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Proposed Board Composition Following the Annual Meeting:

Committee Membership
Directors	Class	Independent	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity
George Jaber	III	✓				✓
Laurence E. Katz*	I
Edward H. McDermott	III	✓	✓	✓	✓
Timothy Nguyen	I
Reema Poddar	II	✓		✓		Chair
A.J. Rohde	I	✓			✓
Mark Sachleben	II	✓	✓	Chair
Nicolaas Vlok	I
Duston Williams	III	✓	Chair
Yael Zheng	II	✓			Chair	✓

*	Upon the effectiveness of his appointment to our board of directors, expected to be May 1, 2024, Mr. Katz will serve as a class I director.

Continuing Directors:
Class I Directors

The service terms of the following directors will expire at the annual meeting of stockholders to be held in 2025.

LAURENCE E. KATZ	Chief Financial Officer • Appointed Director
Age: 55

Mr. Katz has served as our chief financial officer since April 2024 and is expected to serve on our board of directors, effective upon his appointment, May 1, 2024. Prior to joining the company, Mr. Katz served as an independent consultant and senior advisor to various private equity firms since April 2023. Prior to that, Mr. Katz served as a partner at WestCap, a strategic operating and investing firm, from October 2021 to March 2023. From June 2020 to September 2021, Mr. Katz acted as chief financial officer at StubHub, a secondary marketplace for live event ticketing, and, from March to June 2020, acted as its treasurer. Mr. Katz served as chief financial officer of Genesys, a global cloud leader in AI-powered experience orchestration, from December 2016 to October 2019. Before joining Genesys, Mr. Katz held various executive leadership positions spanning across diverse business units and functions at JPMorgan Chase & Co. from 2001 and began his career at The Walt Disney Company in its Strategic Planning group. Mr. Katz previously served on the board of directors and as chair of the audit committee for Stratim Cloud Acquisition Corp. from March 2021 to May 2022. Mr. Katz holds a B.A. in political science from Yale University and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Katz’s executive leadership, industry, and operational experience, and financial expertise qualify him to serve on our board of directors.

TIMOTHY NGUYEN	Chief Strategy Officer • Director
Age: 48

Mr. Nguyen has served as our chief strategy officer since September 2019 and on our board of directors since May 2018. Prior to that, Mr. Nguyen served as our president and chief executive officer from May 2018 to September 2019, and in various leadership roles with the company since 1998. Mr. Nguyen holds a B.S. in computer science from the University of California, Irvine. Our board of directors believes that Mr. Nguyen’s knowledge of our company and our business and experience as our chief strategy officer and co-founder qualify him to serve on our board of directors.

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A.J. ROHDE	Director • Nominating and Corporate Governance Committee
Age: 44

Mr. Rohde has served on our board of directors since May 2018. Since January 2021, Mr. Rohde has served as senior partner at Thoma Bravo where he leads the Discover Funds. From January 2016 to December 2020, Mr. Rohde served as partner at Thoma Bravo and, from January 2014 to December 2015, served as principal at Thoma Bravo. Mr. Rohde joined Thoma Bravo in 2010 and served as vice president prior to his promotion to principal. Prior to that, Mr. Rohde was a private equity associate at Saban Capital Group in Los Angeles, an investment banking associate with Jefferies & Company, and a manager with Ford Motor Company. Mr. Rohde currently serves, and has previously served, as a director of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment. Example companies include Command Alkon, Eptura, Delinea, HCSS, Majesco, Mercell, Motus, Nearmap, NextGen Healthcare, Solifi, and UserTesting. Mr. Rohde holds a B.A. in economics from Villanova University and an M.B.A. from the University of Chicago. Our board of directors believes that Mr. Rohde’s board and industry experience and overall knowledge of our business qualify him to serve on our board of directors.

NICOLAAS VLOK	Chief Executive Officer • Director
Age: 51

Mr. Vlok has served as our chief executive officer since September 2019 and on our board of directors since May 2018. Since 2018, Mr. Vlok has been an operating partner with Thoma Bravo. Prior to that, he served as president and chief executive officer of Vision Solutions, Inc., a data recovery software company, from April 2000 to February 2018. Mr. Vlok also served as chief executive officer and managing director of IDION Technology Holdings, a public technology investment holding company, from August 1998 to November 2006. From November 1994 to August 1998, he served as chief executive officer and managing director of TST, an incubator company for software and technology businesses. Mr. Vlok currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment, including ABC Fitness Solutions, Cority, and UserTesting, and previously served on the board of directors of Centrify Corporation, IDaptive Holdings, Inc., and Mailgun Technologies. From March 2018 through March 2021, Mr. Vlok also served as senior advisor to Precisely, an enterprise software provider owned by Centerbridge Partners, a multi-strategy private investment management firm. Our board of directors believes that Mr. Vlok’s board and industry experience, executive leadership background, and knowledge of our business qualify him to serve on our board of directors.

Class II Directors

The service terms of the following directors will expire at the annual meeting of stockholders to be held in 2026.

REEMA PODDAR	Director • Compensation Committee • Cybersecurity Committee (Chair)
Age: 57

Ms. Poddar has served on our board of directors since November 2021. Ms. Poddar served as executive vice president and general manager of the diagnostic and pathway informatics business at Philips, a health technology company, from June 2022 until July 2023. Prior to that, Ms. Poddar served as the chief product officer of Teradata Corporation from January 2019 until January 2020. Ms. Poddar served as executive vice president, product and technology of Teradata Corporation from October 2018 to January 2019 and as senior vice president of product development from June 2017 to October 2018. Prior to Teradata, from 2016 to 2017, Ms. Poddar served as chief operating officer for AdFender Inc., a security software startup. Ms. Poddar spent 14 years at General Electric from 2002 to 2016 serving in several executive positions, including executive vice president of asset performance management product technology at GE Digital, a subsidiary of General Electric, from 2014 to 2016. Ms. Poddar is currently a director of Oceaneering International, Inc. (NYSE: OII), serving on the nominating, corporate governance, and sustainability committee, and Accion Labs Group Holdings, Inc. Ms. Poddar also serves on the board of advisors of Optimeyes.ai and previously served on the corporate council board of advisors to the Dean of UC San Diego Jacobs School of Engineering. Ms. Poddar holds a master’s degree in computer applications from Bangalore University, India and a master’s degree in physics from Mahatma Gandhi University, India. Our board of directors
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believes that Ms. Poddar’s executive leadership experience and product development and technology expertise qualify her to serve on our board of directors.

MARK SACHLEBEN	Director • Compensation Committee (Chair) • Audit Committee
Age: 59

Mr. Sachleben has served on our board of directors since March 2023. Mr. Sachleben served as advisor to the chief financial officer at New Relic, Inc., a SaaS company that delivers an all-in-one observability platform for engineers, from August 2022 to May 2023. Prior to that, Mr. Sachleben served as the chief financial officer of New Relic from April 2008 and its corporate secretary from February 2018, each until August 2022. From 1999 to 2006, Mr. Sachleben served as vice president of finance at Wily Technology, Inc., an application management software company. Mr. Sachleben is currently a director of Acuity Brands, Inc. (NYSE: AYI) and serves on the compensation and management development and governance committees. Mr. Sachleben holds an A.B. in engineering science and B.S. in fluid and mechanical engineering from Dartmouth College and an M.B.A. from Stanford University. Our board of directors believes that Mr. Sachleben’s executive leadership, board, and technology experience and his financial expertise qualify him to serve on our board of directors.

YAEL ZHENG	Director • Cybersecurity Committee • Nominating and Corporate Governance Committee (Chair)
Age: 59

Ms. Zheng has served on our board of directors since December 2021. Ms. Zheng served as the chief marketing officer at BILL, a provider of cloud-based software that simplifies, digitizes, and automates back-office financial processes for small and mid-sized businesses, from March 2018 until January 2021. Prior to that, Ms. Zheng served as the chief marketing officer of Tintri from May 2014 to July 2017. From 2004 to 2012, Ms. Zheng held marketing leadership roles at numerous software companies, including at VMware during its IPO and at Medallia. Ms. Zheng is currently a director of LivePerson (NASDAQ: LPSN), serving on the audit and compensation committees, Billtrust, and Splashtop and previously served on the boards of Poly and Stella Connect. Ms. Zheng holds a B.S. in materials science and engineering from Massachusetts Institute of Technology and an M.B.A. from UC Berkeley Haas School of Business. Ms. Zheng is NACD Directorship Certified™, as well as certified for Cybersecurity Oversight by the Software Engineering Institute of Carnegie Mellon University. Our board of directors believes that Ms. Zheng’s executive leadership, board, and technology marketing experience and leadership roles in companies from early stage to public qualify her to serve on our board of directors.

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DIRECTOR COMPENSATION
2023 Director Compensation
The following table sets forth the compensation paid to our non-employee directors for the fiscal year ended December 31, 2023. Members of our board of directors who are also officers or employees of our company, currently Messrs. Nguyen and Vlok and, upon the effectiveness of his appointment, Mr. Katz, do not receive compensation for their services as a director. Mr. Jaber is not included in the table below as he joined our board of directors in March 2024. Other than as set forth in the table below, we did not pay any compensation or make any equity awards to our non-employee directors during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Cody Cowan(2)	6,168	349,986	356,154
A.J. Jangalapalli(3)	34,752	199,994	234,746
James Lines(4)	24,833	123,041	147,874
Edward H. McDermott(5)	10,938	349,984	360,922
Pam Murphy(6)	25,000	—	25,000
Reema Poddar	64,828	199,994	264,822
A.J. Rohde	50,172	199,994	250,166
Mark Sachleben(7)	32,571	499,992	532,563
Duston Williams	68,361	199,994	268,355
Yael Zheng	60,604	199,994	260,598
Paul Zuber(8)	90,323	199,994	290,317

(1)
The amounts reported represent the aggregate grant date fair value of restricted stock units awarded to the non-employee directors, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 8 to our consolidated financial statements included our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024. The amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the non-employee directors upon the settlement of the restricted stock units or any sale of the underlying shares of common stock. As of December 31, 2023, the non-employee directors held the following outstanding equity awards: Mr. Cowan – 18,766; Mr. McDermott – 19,422; Ms. Poddar – 30,602 restricted stock units; Mr. Rohde – 30,019 restricted stock units; Mr. Sachleben – 29,092; Mr. Williams – 27,237 restricted stock units; and Ms. Zheng – 32,578 restricted stock units.

(2)	Mr. Cowan resigned from our board effective March 15, 2024.
(3)	Mr. Jangalapalli resigned from our board effective July 12, 2023.
(4)
Mr. Lines resigned from our board effective March 1, 2023. Following his resignation from the board of directors, Mr. Lines was engaged as an advisor to provide transition services to the audit committee through November 2023. The amount reported in the Stock Awards column for Mr. Lines represents a restricted stock unit award granted to him as consideration for such transition services, which restricted stock units vested on the first day of the month in each of June, July, August, September, October, and November 2023.

(5)	Mr. McDermott joined our board on August 16, 2023.
(6)	Ms. Murphy resigned from our board effective March 31, 2023.
(7)	Mr. Sachleben joined our board on March 1, 2023.
(8)	Ms. Zuber resigned from our board effective August 15, 2023.

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Non-Employee Director Compensation Policy
Our non-employee director compensation policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The compensation committee periodically evaluates the compensation of our non-employee directors and recommends such compensation for approval by the board of directors. The compensation committee considers comprehensive market data relative to our compensation peers collected and analyzed by its compensation consultant as a benchmark for competitive pay. Following an evaluation of peer and broader market data, effective as of June 2023, the compensation committee recommended, and the board of directors approved, changes to the non-employee director compensation policy to increase the value of the Initial Awards (as defined below) from $300,000 to $350,000 and increase the value of the Annual Awards (as defined below) from $150,000 to $200,000.

Cash Retainers:
Under the policy, each director who is not an employee is paid cash compensation, as set forth below. Annual cash retainers are paid in quarterly installments in arrears and are pro-rated for any partial calendar quarter of service.

Annual Compensation for Board Service	Annual Retainer ($)
Non-Employee Director	40,000
Non-Executive Chair	30,000
Lead Independent Director	20,000

Annual Compensation for Committee Service	Member Retainer ($)	Chair Retainer ($)
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Cybersecurity Committee	5,000	10,000
Nominating and Corporate Governance Committee	5,000	10,000

Retainers for chairs and committee membership are in addition to retainers for board of director membership. No additional compensation is paid for attending individual meetings of the board of directors or committee meetings of the board of directors.

Equity Retainers:
A substantial portion of each non-employee director’s annual retainer is in the form of equity awards.

Initial Award. Upon initial election to our board of directors, each non-employee director was or will be granted a restricted stock unit award with a value of $350,000. Initial grants vest in equal annual installments over three years from the date of grant, subject to continued service through the applicable vesting date.

Annual Award. On the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting is granted an annual restricted stock unit award with a value of $200,000. Annual grants vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date.

Director equity awards are subject to full accelerated vesting upon the sale of the company.

Expenses:
We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending board or committee meetings.

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Director Stock Ownership Guidelines
In December 2022, our board of directors established stock ownership guidelines to further align the interests of our directors with those of our stockholders to promote long-term value in our securities and to mitigate potential compensation-related risk. Our stock ownership guidelines require our directors to achieve and maintain a minimum investment position in our common stock equal to three times the annual equity retainer (currently, $200,000).

Position	Multiple of Annual Equity Retainer
Non-Employee Director	3x

Unexercised options and unvested equity do not count toward the satisfaction of minimum stock ownership requirements. Until compliance is achieved or at any time necessary to reestablish compliance, directors must retain at least 50% of net shares received. Directors have until the later of five years from the date of adoption of the guidelines or from the date of appointment as a director to comply with this requirement.

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EXECUTIVE OFFICERS

LAURENCE E. KATZ	Chief Financial Officer • Appointed Director
Age: 55

Mr. Katz’s biographical information appears under Proposal No. 1 - Election of Directors herein.

CHRIS MALOOF	President, Go To Market
Age: 41

Mr. Maloof has served as our president, Go To Market since June 2022. Prior to that, Mr. Maloof served as our chief product officer from October 2019 to June 2022. Mr. Maloof served as senior vice president of product management, professional services & sales engineering at Rogue Wave Software from July 2018 to August 2019 and as vice president, strategy and corporate development at Aspira from October 2017 to July 2018. Before joining Aspira, Mr. Maloof held various leadership positions at ACTIVE Network, including vice president, operations, and began his career in engineering at General Electric. Mr. Maloof currently serves as a director of software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment, including Motus LLC and UserTesting, Inc. Mr. Maloof holds a B.S. in electrical engineering from Boston University and an M.B.A. from Harvard Business School.

NICOLAAS VLOK	Chief Executive Officer • Director
Age: 51

Mr. Vlok’s biographical information appears under Proposal No. 1 - Election of Directors herein.

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EXECUTIVE COMPENSATION
Our named executive officers, or NEOs, for 2023 are as follows:

2023 NAMED EXECUTIVE OFFICERS:
Nicolaas Vlok	Sean Blitchok	Chris Maloof
Chief Executive Officer	Former Chief Financial Officer	President, Go To Market

2023 Summary Compensation Table
The following table, footnotes, and accompanying narratives set forth the compensation paid to our NEOs for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Nicolaas Vlok Chief Executive Officer	2023	600,000	—	7,963,045	—	354,960	4,000	8,922,005
	2022	600,000	—	4,646,240	1,548,743	510,000	4,000	7,308,983
Sean Blitchok(4) Former Chief Financial Officer	2023	440,000	—	4,269,240	—	229,680	4,000	4,942,920
	2022	228,462	380,000	4,009,032	1,299,996	181,726	4,000	6,103,216
Chris Maloof President, Go To Market	2023	486,000	—	3,622,377	—	277,385	4,000	4,389,762
	2022	430,046	—	4,187,155	1,368,739	364,500	4,000	6,354,440

(1)
The amounts reported represent the aggregate grant date fair value of restricted stock units awarded to the NEOs, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 8 to our consolidated financial statements included our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024. The amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the NEOs upon the settlement of the restricted stock units or any sale of the underlying shares of common stock.

(2)	For more information on these amounts, see the description of annual non-equity incentive compensation below.
(3)	The amounts reported for 2023 represent company 401(k) matching contributions.
(4)
Mr. Blitchok served as our chief financial officer until April 1, 2024. Mr. Blitchok continues to provide services in an advisory capacity through September 30, 2024, or the earlier termination of his service pursuant to the transition agreement. See “Employment Arrangements with Named Executive Officers” for more information on Mr. Blitchok’s transition agreement between Mr. Blitchok and the company.

Narrative Disclosure to Summary Compensation Table:
Our board of directors and compensation committee review compensation annually for our executive officers. In setting executive base salaries and annual incentives and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, annual incentives, and/or long-term incentives.

Our compensation committee is responsible for reviewing and approving the compensation for our executive officers other than our chief executive officer and recommending to the board of directors the compensation for our chief executive officer. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executive officers other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee approves the compensation for our executive officers other than our chief executive officer and recommends the compensation for the chief executive officer to our board of directors for approval. Our board of directors discusses
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the compensation committee’s recommendation and ultimately approves the compensation of our chief executive officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment and evaluation of our executive compensation programs and related policies. In 2023, the compensation committee retained the services of Compensia, Inc., or Compensia, as its external independent compensation consultants. During 2023, Compensia did not provide services to us other than the services to our compensation committee described herein. Our compensation committee performs an annual assessment of its compensation consultant’s independence to determine whether the consultant is independent. Based on its evaluation, the compensation committee determined that Compensia is independent and that its work has not raised any conflicts of interest.

Base Salary

Each NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and expertise. Base salaries are reviewed by our compensation committee, typically in connection with our annual performance review process, approved by our board of directors, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. The annual base salaries of the NEOs as of December 31, 2023 were $600,000 for Mr. Vlok, $440,000 for Mr. Blitchok, and $486,000 for Mr. Maloof.

Annual Non-Equity Incentive Compensation

Annual Performance-Based Non-Equity Incentive Compensation. For the fiscal year ended December 31, 2023, each of Messrs. Vlok, Blitchok, and Maloof was eligible to earn annual performance-based non-equity incentive compensation based on the achievement of a predetermined performance targets for the completed fiscal year. For 2023, the compensation committee approved a go to market incentive plan, or the GTM plan, and a non-go to market incentive plan, or the non-GTM plan. The GTM plan utilized bookings and adjusted EBITDA metrics, and the non-GTM plan utilized revenue and adjusted EBITDA metrics, with each plan including an adjusted EBITDA modifier. The non-equity incentive plan compensation for each of Messrs. Vlok and Blitchok was based on the non-GTM plan, while the non-equity incentive plan compensation for Mr. Maloof was based on a combination of the GTM and non-GTM plans, utilizing bookings, revenue, and adjusted EBITDA metrics. Actual incentive compensation payouts are calculated based on the relative achievement of the respective plan’s target metrics, with a minimum threshold of achievement required before any amounts are funded, a 100% payout when the target achievement is met, and a maximum payout when the target is exceeded. Establishing a maximum payout amount under our non-equity incentive plans helps deter excessive risk-taking, while having a minimum payout amount that can be earned at a defined performance threshold encourages goal attainment. Such performance-based incentive compensation is intended to provide an incentive to our NEOs and other executive officers to contribute to our annual growth and profitability objectives and to retain such executive officers.

For fiscal year ended December 31, 2023, the target annual non-equity incentive compensation for each of the NEOs was as follows: 85% of base salary for Mr. Vlok, 75% of base salary for Mr. Blitchok, and 75% of base salary for Mr. Maloof. In January 2024, the compensation committee determined that payouts for the combination GTM and non-GTM plan for Mr. Maloof were earned at 76.1% and payouts for the non-GTM plan for Messrs. Vlok and Blitchok were earned at 69.6% of target levels due to our performance of the bookings, revenue, and adjusted EBITDA target metrics and the adjusted EBITDA modifier. The annual non-equity incentive compensation earned by Messrs. Vlok, Blitchok, and Maloof for the fiscal year ended December 31, 2023 is reported in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table above.

Long-Term Equity Incentive Compensation

We believe long-term equity incentive awards encourage retention, provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. Accordingly, our board of directors and compensation committee periodically review the equity incentive compensation of our NEOs and may grant equity incentive awards to them from time to time.

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In 2023, under our 2021 Plan, we granted restricted stock unit awards to our NEOs, which are described in more detail in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table below.

Employment Arrangements with our Named Executive Officers

We entered into employment agreements with each of Messrs. Vlok, Blitchok, and Maloof, each of which was amended in March 2023. In addition, each of our NEOs has entered into an agreement including confidentiality obligations, requiring the assignment of inventions, and containing other restrictive covenants. In connection with his resignation, we entered into a transition agreement with Mr. Blitchok on March 17, 2024.

Nicolaas Vlok. Mr. Vlok’s employment agreement has no specific term and constitutes at-will employment. Under the agreement, Mr. Vlok’s annual base salary for 2023 was $600,000, which is subject to periodic review by our board of directors or our compensation committee. Mr. Vlok is also eligible to receive an annual bonus, determined by the board of directors or compensation committee. Mr. Vlok’s current target bonus is 85% of his base salary. In addition, Mr. Vlok is entitled to reimbursement for the cost of use of his personal aircraft for business related travel, subject to certain conditions. Mr. Vlok is also entitled to participate in all employee benefit plans and vacation policies in effect for our employees.

Pursuant to his employment agreement, in the event that Mr. Vlok’s employment is terminated by us without cause or if Mr. Vlok terminates his employment for good reason, as such terms are defined therein, subject to his execution and the effectiveness of a separation agreement and release, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned but unpaid in respect of the prior fiscal year that would have been paid if Mr. Vlok’s employment had not terminated, and 100% of his target bonus for the then-current year, and (ii) continue for a period of up to 12 months to make monthly payments equal to the monthly employer contribution that we would have made to provide health insurance as if he had remained employed by us. In lieu of the foregoing payments and benefits, if Mr. Vlok’s employment with us is terminated by us without cause or Mr. Vlok terminates his employment for good reason within the period beginning three months before and ending 12 months after a change in control, as such term is defined in Mr. Vlok’s employment agreement, and subject to his execution and the effectiveness of a separation agreement and release, we will be obligated to (i) pay him a lump-sum cash severance payment equal to the sum of 24 months of his then-current base salary and the amount of any bonus earned but unpaid in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) accelerate the vesting of all of the unvested equity awards held by Mr. Vlok that were granted immediately on or after the effectiveness of the registration statement filed in connection with our IPO as of the later of (A) the date of termination or (B) the effective date of a separation agreement and release, and (iii) continue for a period of up to 18 months to make monthly payments equal to the monthly employer contribution that we would have made to provide health insurance as if he had remained employed by us. In addition, equity awards held by Mr. Vlok that were granted prior to the effectiveness of the registration statement filed in connection with our IPO will immediately accelerate and become fully exercisable or non-forfeitable in the event of a change in control during his employment with us.

Sean Blitchok. Mr. Blitchok’s employment agreement had no specific term and constituted at-will employment. Under the agreement, Mr. Blitchok’s annual base salary for 2023 was $440,000, which was subject to periodic review by our board of directors or our compensation committee. Mr. Blitchok was also eligible to receive an annual bonus, determined by the board of directors or our compensation committee. Mr. Blitchok’s 2023 target bonus was 75% of his base salary. Mr. Blitchok was also entitled to participate in all employee benefit plans and vacation policies in effect for our employees.

Pursuant to his employment agreement, in the event that Mr. Blitchok’s employment had been terminated by us without cause or if Mr. Blitchok terminated his employment for good reason, as such terms were defined therein, subject to his execution and the effectiveness of a separation agreement and release, we would have been obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned but unpaid in respect of the prior fiscal year that would have been paid if Mr. Blitchok’s employment had not terminated, and a pro-rated amount of his target bonus for the year in which the termination occurs, and (ii) continue for a period of up to 12 months to make monthly payments equal to the monthly employer contribution that we would have made to provide health insurance as if he had remained employed by us. In lieu of the foregoing payments and benefits, if Mr. Blitchok’s employment with us was terminated by us without cause or Mr. Blitchok terminated his employment for good reason within the period
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beginning three months before and ending 12 months after a change in control, as such term was defined in Mr. Blitchok’s employment agreement, and subject to his execution and the effectiveness of a separation agreement and release, we would have been obligated to (i) pay him a lump-sum cash severance payment equal to the sum of 18 months of Mr. Blitchok’s then-current base salary and the amount of any bonus earned but unpaid in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) accelerate the vesting of all of the unvested equity awards held by Mr. Blitchok as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) continue for a period of up to 18 months to make monthly payments equal to the monthly employer contribution that we would have made to provide health insurance as if he had remained employed by us.

Transition Agreement - Effective April 1, 2024, Mr. Blitchok resigned as treasurer and chief financial officer, including as principal accounting officer and principal financial officer, and transitioned into an advisory role with the company. In connection with his resignation, on March 17, 2024, we entered into a transition agreement with Mr. Blitchok, subject to the terms of which, including the requirement that Mr. Blitchok executes and does not revoke a general release of claims against the company: (i) Mr. Blitchok will not be eligible for any severance pursuant to the terms of his employment agreement or otherwise, (ii) upon his resignation as chief financial officer, Mr. Blitchok will no longer be an employee of the Company, but he shall serve as an advisor to the company until the earlier of September 30, 2024, and the termination of his service pursuant to the transition agreement, or the Advisory Period, and will receive consulting fees of $20,000 per month, and (iii) Mr. Blitchok will continue to vest in his outstanding equity grants through the end of the Advisory Period.

Chris Maloof. Mr. Maloof’s amended and restated employment agreement has no specific term and constitutes at-will employment. Under the agreement, Mr. Maloof’s annual base salary for 2023 was $486,000, which is subject to periodic review by our board of directors or our compensation committee. Mr. Maloof is also eligible to receive an annual bonus, determined by the board of directors or our compensation committee. Mr. Maloof’s current target bonus is 75% of his base salary. Mr. Maloof is also entitled to participate in all employee benefit plans and vacation policies in effect for our employees.

Pursuant to his employment agreement, in the event that Mr. Maloof’s employment is terminated by us without cause or if Mr. Maloof terminates his employment for good reason, as such terms are defined therein, subject to his execution and the effectiveness of a separation agreement and release, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned but unpaid in respect of the prior fiscal year that would have been paid if Mr. Maloof’s employment had not terminated, and a pro-rated amount of his target bonus for the year in which the termination occurs, and (ii) continue for a period of up to 12 months to make monthly payments equal to the monthly employer contribution that we would have made to provide health insurance as if he had remained employed by us. In lieu of the foregoing payments and benefits, if Mr. Maloof’s employment with us is terminated by us without cause or Mr. Maloof terminates his employment for good reason within the period beginning three months before and ending 12 months after a change in control, as such term is defined in Mr. Maloof’s employment agreement, and subject to his execution and the effectiveness of a separation agreement and release, we will be obligated to (i) pay him a lump-sum cash severance payment equal to the sum of 18 months of Mr. Maloof’s then-current base salary and the amount of any bonus earned but unpaid in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) accelerate the vesting of all of the unvested equity awards held by Mr. Maloof that were granted immediately on or after the effectiveness of the registration statement filed in connection with our IPO as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) continue for a period of up to 18 months to make monthly payments equal to the monthly employer contribution that we would have made to provide health insurance as if he had remained employed by us. In addition, equity awards held by Mr. Maloof that were granted prior to the effectiveness of the registration statement filed in connection with our IPO will immediately accelerate and become fully exercisable or non-forfeitable in the event of a change in control during his employment with us.
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Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Nicolaas Vlok	4/10/2023	—	—	—	—	472,024(2)	11,692,035
	5/2/2022	71,137	118,560(3)	16.61	5/2/2032	—	—
	5/2/2022	—	—	—	—	160,259(3)	3,969,615
	7/27/2021	120,075	93,387(4)	26.00	7/27/2031	—	—
	7/27/2021	—	—	—	—	37,353(4)	925,234
	10/9/2019	2,188,109	—	6.06	10/9/2029	—	—
Sean Blitchok	4/10/2023	—	—	—	—	253,067(2)	6,268,470
	7/1/2022	53,559	89,260(5)	17.66	7/1/2032	—	—
	7/1/2022	—	—	—	—	141,880(5)	3,514,368
Chris Maloof	4/10/2023	—	—	—	—	214,723(2)	5,318,689
	7/1/2022	39,748	66,240(6)	17.66	7/1/2032	—	—
	7/1/2022	—	—	—	—	105,291(6)	2,608,058
	5/2/2022	18,557	30,926(3)	16.61	5/2/2032	—	—
	5/2/2022	—	—	—	—	41,803(3)	1,035,460
	7/27/2021	54,089	42,064(4)	26.00	7/27/2031	—	—
	7/27/2021	—	—	—	—	16,825(4)	416,755
	10/15/2019	78,750	—	6.06	10/15/2029	—	—

(1)
Represents the fair market value of the unvested restricted stock units as of December 31, 2023 based on the closing market price of our common stock on December 29, 2023, the last trading day of 2023, of $24.77 per share.

(2)	The award vests over four years, with 25% vesting on April 10, 2024 and the remainder vesting in 12 equal quarterly installments on the first day of the applicable month thereafter, in each case subject to the NEO’s continued service through each such date.
(3)	The award vests over four years, with 25% vesting on May 2, 2023 and the remainder vesting in 12 equal quarterly installments on the first day of the applicable month thereafter, in each case subject to the NEO’s continued service through each such date.
(4)	The award vests over four years, with 25% vesting on July 27, 2022 and the remainder vesting in 12 equal quarterly installments on the first day of the applicable month thereafter, in each case subject to the NEO’s continued service through each such date.
(5)	The award vests over four years, with 25% vesting on June 13, 2023 and the remainder vesting in 12 equal quarterly installments on the first day of the applicable month thereafter, in each case subject to the NEO’s continued service through each such date.
(6)	The award vests over four years, with 25% vesting on June 15, 2023 and the remainder vesting in 12 equal quarterly installments on the first day of the applicable month thereafter, in each case subject to the NEO’s continued service through each such date.

Additional Narrative Disclosure:
Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
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401(k) Plan

We participate in a retirement savings plan, or 401(k) plan, that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code, or the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 18 years of age are generally eligible to participate in the 401(k) plan, subject to certain criteria, including attaining at least three months of service with us. Participants may make pre-tax and certain after-tax salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. Our 401(k) plan allows for discretionary matching contributions under the plan equal to 50% of up to the first 8% of eligible compensation, capped at $4,000 annually per employee. In addition, we have the ability to make discretionary non-elective contributions under the 401(k) plan. Matching and non-elective contributions made by us are generally subject to a vesting schedule whereby 100% of such contributions are vested as of the participants’ sixth year of service.

Executive Stock Ownership Guidelines
In December 2022, our board of directors established stock ownership guidelines to further align the interests of our executive officers, as well as our broader executive leadership team, with those of our stockholders to promote long-term value in our securities and to mitigate potential compensation-related risk. Our stock ownership guidelines require our executive officers and other executive leadership team members to achieve and maintain a minimum investment position in our common stock equal to a multiple of their base salary.

Position	Multiple of Base Salary
Chief Executive Officer (CEO)	6x
Non-CEO Section 16 Officer	3x
Non-CEO/Non-Section 16 ELT Member	2x

Unexercised options and unvested equity do not count toward the satisfaction of minimum stock ownership requirements. Until compliance is achieved or at any time necessary to reestablish compliance, executive officers and other executive leadership team members must retain at least 50% of net shares received. Each covered person has until the later of five years from the date of adoption of the guidelines or from the date of appointment as a covered person to comply with this requirement.
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AUDIT MATTERS
Audit Committee Report
The audit committee of the board of directors operates pursuant to a charter that is available in the “Governance” section of our investor relations website at ir.meridianlink.com. The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm’s qualifications, independence, and performance; and (4) the performance of our internal audit function.

The audit committee also appoints, compensates, and oversees the work of the independent registered public accounting firm. The audit committee reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves and pre-approves professional services provided, considers the range of audit and non-audit fees, and reviews the adequacy of MeridianLink’s financial reporting process.

Management is responsible for the preparation of the financial statements and the reporting process. The independent registered public accounting firm has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles in the United States and as to the effectiveness of MeridianLink’s internal control over financial reporting. The audit committee monitors and oversees these processes.

In performing its responsibilities, the audit committee reviewed and discussed with management and BDO USA, P.C., or BDO, our independent registered public accounting firm, the audited consolidated financial statements for the year ended December 31, 2023. The audit committee has also discussed with BDO the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB, and the SEC.

The audit committee received written disclosures and the letter from the independent registered public accounting firm pursuant to the applicable requirements of the PCAOB regarding BDO’s communications with the audit committee concerning independence and has discussed with BDO its independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in MeridianLink’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

This report has been furnished by the current members of the audit committee.

Audit Committee

Edward H. McDermott
Mark Sachleben
Duston Williams, Chair

April 24, 2024
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Proposal No. 2 - Ratification of the Appointment of the Independent Registered Public Accounting Firm
The audit committee has appointed BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and we are asking our stockholders to ratify this appointment.

BDO has served as our independent registered public accounting firm since 2020. In making the determination to appoint BDO for the next fiscal year, the audit committee annually reviews and considers, among other factors, BDO’s independence and performance. The audit committee believes that the continued retention of BDO as our independent registered public accounting firm is in the best interests of MeridianLink and our stockholders. Although ratification of the audit committee’s appointment of BDO is not required, we value the opinions of our stockholders and believe that such stockholder ratification is a good corporate governance practice. If the stockholders do not ratify the selection, however, the audit committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the audit committee may retain BDO, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of MeridianLink and its stockholders.

A representative of BDO is expected to be present at the Annual Meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

Pre-Approval Policies and Procedures:
The audit committee maintains a policy regarding the approval of all audit and permissible non-audit services to be performed by our independent registered public accounting firm. Pursuant to this policy, all audit or non-audit services must be approved in advance by our audit committee or in accordance with pre-approval procedures. A service will be considered pre-approved by the audit committee (without any further action) if specified as a pre-approved service, as determined by the audit committee from time to time. Any such pre-approval details the particular service or type of services to be provided and may also be subject to a maximum dollar amount.

If the service is not specified as pre-approved, separate approval must be obtained from the audit committee, or its delegate with the authority to grant pre-approvals, prior to the provision of service from the independent registered public accounting firm. If pre-approval is obtained from a delegate, the auditor may be engaged to commence the service, but the decision must be reported to the audit committee at its next scheduled meeting.

Our audit committee has pre-approved all services performed by the independent registered public accounting firm in 2023.

Fees and Services:
The following table sets forth the billed fees for services provided by BDO for the years ended December 31, 2023 and 2022.

	2023 ($)	2022 ($)
Audit Fees(1)	$760,000	$649,769
Audit-Related Fees(2)	85,000	144,414
Tax Fees(3)	397,579	497,255
All Other Fees	—	—
Total Fees	$1,242,579	$1,291,438

(1)
Audit fees consist of professional services rendered in connection with the audits of our annual financial statements, reviews of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings for which we have engaged BDO.

(2)	Audit-related fees consist of assurance and services performed in connection with our 401(k) plan audit and due diligence services provided in connection with certain business combinations.
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(3)	Tax fees consist of fees for tax consultation and advice and tax return preparation.

Required Vote:
Ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires an affirmative vote of a majority of votes properly cast. Abstentions are not treated as cast either for or against a matter, and therefore will not affect the outcome of the vote. Broker non-votes are not considered votes cast and will have no effect on the outcome of the vote.

Recommended Vote:

☑	The board of directors recommends a vote “FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
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PROPOSAL NO. 3 -
Approval of Amendment to Our Certificate of Incorporation to Allow for the Exculpation of Officers as Permitted by Delaware Law
Our board of directors believes that eliminating personal monetary liability for officers under certain circumstances is essential to attract, retain, and motivate people with the necessary talent and experience to join the company and to achieve our short- and long-term business objectives. In April 2024, our board of directors approved an amendment to our Certificate of Incorporation, or our Charter, to provide for the exculpation of liability for certain officers of the company, or the Officer Exculpation Charter Amendment. We are requesting that our stockholders approve the Officer Exculpation Charter Amendment. If our stockholders approve the Officer Exculpation Charter Amendment, it will amend the current version of Article VII of our Charter. In the event that our stockholders do not approve this Proposal No. 3, the Officer Exculpation Charter Amendment will not become effective, and Article VII of our Charter will remain in its current form.

Background:
In August 2022, the State of Delaware, which is the company’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL.

Specifically, the amended Section 102(b)(7) of the DGCL allows us to add a provision to our Charter that provides that no officer of the company shall be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as an officer with certain exceptions.

Conditions and Limitations to Exculpation under DGCL Section 102(b)(7)

As amended, Section 102(b)(7) of the DGCL provides important conditions and limitations on a corporation’s exculpation of its officers for monetary damages from breaches of fiduciary duty, which are summarized as follows;
•Exculpation is only available for breaches of the fiduciary duty of care.
•Exculpation is not available for breaches of the fiduciary duty of loyalty (which requires officers to act in good faith for the benefit of the corporation and its stockholders and not for personal gain).
•Exculpation is not available for intentional misconduct or knowing violations of the law.
•The protections of Section 102(b)(7) are limited to monetary damages only, so that claims against officers for equitable relief are available.
•Exculpation is not available in connection with derivative claims on behalf of the corporation by a stockholder.

Purpose for the Extension of Exculpation to Officers:
Our board of directors believes that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate. Generally, claims against corporations for breaches of fiduciary duties are expected to continue increasing. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation. Further, the board of directors anticipates that similar exculpation provisions are likely to continue to be adopted by the company’s peers and others with whom the company competes for executive talent. As a result, officer exculpation provisions may become necessary for Delaware corporations to attract and retain experienced and qualified corporate officers. A Delaware corporation seeking to extend the benefits of the amended Section 102(b)(7) of the DGCL to its corporate officers must amend its certificate of incorporation, as the protections do not apply automatically and must be embedded in the corporation’s certificate of incorporation to be effective. Our board of directors believes the proposed Officer Exculpation Charter Amendment would better position us to recruit top officer candidates. retain our current officers, and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections
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currently afforded to our directors. Accordingly, the board of directors has determined it advisable and in the best interests of the company and its stockholders to seek stockholders’ approval for the Officer Exculpation Charter Amendment.

Effect of the Proposal if Approved:
The following description of certain features of the Officer Exculpation Charter Amendment is qualified by the full text of the proposed amendment, which amends and restates Article VII of the Charter, as set forth under Section 4(b) in the amendment to the Charter attached to this proxy statement as Appendix A and as incorporated by reference herein. Additions to the language in the existing Charter in such article are indicated by underlining, and deletions are indicated by strike-outs.

The Officer Exculpation Charter Amendment would provide for the elimination of personal monetary liability for certain officers only in connection with direct claims brought by stockholders, subject to the limitations described above. As is already the case with directors under the Charter, the Officer Exculpation Charter Amendment would not limit the liability of officers for any breach of the duty of loyalty to the company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

If this Proposal No. 3 is approved by our stockholders at the Annual Meeting, the Charter will be amended to reflect the revisions contemplated by the Officer Exculpation Charter Amendment (as well as the Director Removal Charter Amendment contemplated by Proposal No. 4 below, if Proposal No. 4 is also approved by our stockholders at the Annual Meeting), and the amendments to the Charter, as and to the extent approved by the stockholders at the Annual Meeting, will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware, which is anticipated to occur shortly after the Annual Meeting. If our stockholders do not approve the Officer Exculpation Charter Amendment, Article VII of the Charter will remain unchanged, and our officers will not be entitled to exculpation under the DGCL. If the stockholders approve Proposal No. 3, but not Proposal No. 4, the Charter Amendment that will be filed with the Secretary of State of the State of Delaware will only reflect the revisions contemplated by the Officer Exculpation Charter Amendment. In accordance with the DGCL, however, the board of directors may abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.

Required Vote:
Under our Charter, the approval of this proposal requires the affirmative vote of 66 2/3% of the outstanding shares of common stock entitled to vote on the matter. Abstentions and broker non-votes will have the same effect on the outcome of this proposal as a vote against this proposal.

Recommended Vote:

☑	The board of directors recommends a vote “FOR” the approval of the amendment to our Certificate of Incorporation to allow for the exculpation of officers, as disclosed in this proxy statement.
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PROPOSAL NO. 4 -
Approval of Amendment to Our Certificate of Incorporation to Allow Stockholders to Remove Directors At Any Time With Cause By a Supermajority Vote of Stockholders
In April 2024, our board of directors approved an amendment to our Charter to allow stockholders to remove directors of the company from office at any time, and only with cause, by the affirmative vote of the holders of 66 2/3% of the outstanding shares of common stock entitled to vote in the election of directors, or the Director Removal Charter Amendment. Our board of directors is proposing to amend the Charter to be consistent with the interpretation of Section 141(k) of the DGCL. We are requesting that our stockholders approve the Director Removal Charter Amendment. If our stockholders approve the Director Removal Charter Amendment, it will amend the current version of Section 6 of Article VI of our Charter. In the event that our stockholders do not approve this Proposal No. 4, the Director Removal Charter Amendment will not become effective, and Section 6 of Article VI of our Charter will continue in its current form.

Background:
Section 6 of Article VI of our Charter currently provides that, with respect to the right of stockholders to remove a director serving on the board of directors, prior to the first date on which the Thoma Bravo Funds (as defined in the Charter) and their affiliates cease to beneficially own (directly or indirectly) in the aggregate at least 30% of the of our outstanding shares of common stock, a director may be removed with or without cause upon the affirmative vote of the Thoma Bravo Funds and their affiliates. However, Section 141(k) of the DGCL provides that, with respect to the removal of directors of a Delaware corporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except in the case of a corporation whose board is classified as provided in Section 141(d) of the DGCL, stockholders may effect such removal only for cause unless the certificate of incorporation provides otherwise. As currently written, our Charter permits the removal of a director by the affirmative vote of the Thoma Bravo Funds and their affiliates, even if such vote constitutes less than a majority of the outstanding shares entitled to vote at an election of directors.

Purpose for the Amendment of the Director Removal Provision:
In connection with our IPO in 2021, stockholders approved the company having a classified board as provided in Section 141(d) of the DGCL. As a result, pursuant to the provisions of the DGCL, including Section 141(k) of the DGCL, the directors serving on our board may only be removed by stockholders holding a majority of the shares then entitled to vote at an election of directors, or such other higher threshold as our certificate of incorporation requires pursuant to Section 102(b)(4) of the DGCL for this action. In order to correct this so that the threshold for the stockholder vote required to remove directors from our classified board is not less than the voting threshold required by Section 141(k) of the DGCL, which is more favorable to our stockholders, our board of directors has authorized and approved the Director Removal Charter Amendment, removing the right of the Thoma Bravo Funds to unilaterally remove a director, with our without cause, and permitting stockholders to remove a director at any time with cause by a vote of the of the holders of 66 2/3% of the outstanding shares of common stock entitled to vote in the election of directors in a manner consistent with Section 141(k) of the DGCL.

Effect of the Proposal if Approved:
The following description of certain features of the Director Removal Charter Amendment is qualified by the full text of the proposed amendment, which amends and restates the first sentence of Section 6 of Article VI of the Charter, as set forth under Section 4(a) in the Charter Amendment attached to this proxy statement as Appendix A and as incorporated by reference herein. Additions to the language in the existing Charter in such section are indicated by underlining, and deletions are indicated by strike-outs.

The Director Removal Charter Amendment would remove the right of the Thoma Bravo Funds to unilaterally remove a director, with our without cause, and permit stockholders to remove a director at any time with cause by a vote of
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holders of 66 2/3% of the outstanding shares of common stock entitled to vote in the election of directors in a manner consistent with Section 141(k) of the DGCL.

If this Proposal No. 4 is approved by our stockholders at the Annual Meeting, the Charter will be amended to reflect the revisions contemplated by the Director Removal Charter Amendment (as well as the Officer Exculpation Charter Amendment contemplated by Proposal No. 3 above, if Proposal No. 3 is also approved by our stockholders at the Annual Meeting), and the amendments to the Charter, as and to the extent approved by the stockholders at the Annual Meeting, will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware, which is anticipated to occur shortly after the Annual Meeting. If our stockholders do not approve the Director Removal Charter Amendment, Section 6 of Article VI of the Charter will remain unchanged. If the stockholders approve Proposal No. 4, but not Proposal No. 3, the Charter Amendment that will be filed with the Secretary of State of the State of Delaware will only reflect the revisions contemplated by the Director Removal Charter Amendment. In accordance with the DGCL, however, the board may abandon the Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.

Required Vote:
Under our Charter, the approval of this proposal requires the affirmative vote of 66 2/3% of the outstanding shares of common stock entitled to vote on the matter. Abstentions and broker non-votes will have the same effect on the outcome of this proposal as a vote against this proposal.

Recommended Vote:

☑
The board of directors recommends a vote “FOR” the approval of the amendment to our Certificate of Incorporation to allow stockholders to remove directors at any time with cause by a supermajority vote of stockholders, as disclosed in this proxy statement.

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PROPOSAL NO. 5 -
Approval of the Adjournment of the Annual Meeting to the Extent There are Insufficient Votes at the Annual Meeting to Approve Any of Proposals No. 1-4
We request our stockholders to consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of one or more of the prior proposals if there are not sufficient votes at the time of the Annual Meeting to adopt such proposal or to establish a quorum, which proposal we refer to as the “Adjournment Proposal.”

Required Vote:
The approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares represented thereat is required for this proposal. Approval of this proposal is not a condition to the completion of any of the above proposals. Abstentions and broker non-votes will have no effect with respect to this proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect on the outcome of this proposal as a vote against this proposal.

Recommended Vote:

☑	The board of directors recommends a vote “FOR” the adjournment proposal.
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STOCK OWNERSHIP
Equity Compensation Plan Information
The following table sets forth information regarding our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1) ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(2)	8,896,143	(3)	12.53	8,597,338	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	8,896,143		12.53	8,597,338

(1)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding restricted stock unit awards, which have no exercise price.

(2)
Includes our 2021 Plan and 2021 Employee Stock Purchase Plan, or ESPP. Our 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by 5% of the number of outstanding shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the administrator of the 2021 Plan. On January 1, 2024, the number of shares available for issuance under the 2021 Plan increased automatically by 3,922,133 shares pursuant to this provision. This increase is not reflected in the table above. Similarly, our ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022 and ending on January 1, 2031, by the least of 900,000 shares of our common stock, 1% of the number of outstanding shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by the ESPP’s administrator. On January 1, 2024, the number of shares available for issuance under the ESPP increased automatically by 784,427 shares pursuant to this provision. This increase is not reflected in the table above.

(3)	Includes 3,976,372 shares subject to outstanding options and 4,919,771 shares subject to outstanding restricted stock unit awards granted under the 2021 Plan. Amount does not include purchase rights accruing under the ESPP because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(4)	Includes 6,435,536 shares available for issuance under the 2021 Plan and 2,161,802 shares reserved for issuance under the ESPP.

Security Ownership of Certain Beneficial Owners, Directors, and Management
The following table sets forth information as of April 10, 2024, unless otherwise indicated, regarding the beneficial ownership of our common stock by: (1) each director and nominee; (2) each NEO; (3) all current directors and executive officers as a group; and (4) each person known to us to beneficially own more than 5% of our outstanding common stock. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 10, 2024, as well as shares of common stock issuable upon the vesting of restricted stock unit awards within 60 days of April 10, 2024 are considered outstanding and beneficially owned by the person holding the options or restricted stock unit awards for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. The number of shares beneficially owned excludes shares of our common stock that may be purchased pursuant to our ESPP within 60 days of April 10, 2024, as the current offering period under our ESPP
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remains open as of the date of this proxy statement, and, therefore, we cannot definitively calculate the number of shares of our common stock that will be purchasable pursuant to the ESPP. As of April 10, 2024, there were 76,485,947 shares of our common stock outstanding.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, CA 92626.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares Beneficially Owned
Named Executive Officers and Directors:
Sean Blitchok(1)	138,040	*
George Jaber	—	*
Chris Maloof(2)	300,843	*
Edward H. McDermott(3)	1,552,008	2.0%
Timothy Nguyen(4)	12,081,646	15.8%
Reema Poddar(5)	26,562	*
A.J. Rohde(6)	26,173	*
Mark Sachleben(7)	16,288	*
Nicolaas Vlok(8)	2,795,002	3.5%
Duston Williams(9)	15,670	*
Yael Zheng(10)	27,879	*
All current directors and executive officers as a group (11 individuals)(11)	16,842,071	21.3%
5% Stockholders:
Entities Affiliated with Darlington Partners Capital(12)	4,167,248	5.4%
Thoma Bravo Funds(13)	35,582,388	46.5%

*	Represents beneficial ownership of less than 1% of outstanding shares of common stock.
(1)
Includes (i) 66,629 shares of common stock held by Mr. Blitchok and (ii) 71,411 shares of common stock issuable upon the exercise of options held by Mr. Blitchok that have vested or will vest within 60 days of April 10, 2024.

(2)
Includes (i) 78,246 shares of common stock held by Mr. Maloof and (ii) 222,597 shares of common stock issuable upon the exercise of options held by Mr. Maloof that have vested or will vest within 60 days of April 10, 2024.

(3)
Includes (i) 972,368 shares of common stock held by a family trust (“Family Trust 1”), (ii) 343,785 shares of common stock held by a family limited partnership (“Family LP 1”), (iii) 24,500 shares of common stock held through a Roth IRA for the benefit of Mr. McDermott, (iv) 23,592 shares of common stock held by a family limited partnership (“Family LP 2”), (v) 36,280 shares of common stock held by a family trust (“Family Trust 2”), (vi) 10,986 shares of common stock held by a family trust (“Family Trust 3”), (vii) 25,967 shares of common stock held by a family trust (“Family Trust 4”), (viii) 24,970 shares of common stock held by a family trust (“Family Trust 5”) and (ix) 89,560 shares of common stock held by a family trust (“Family Trust 6”). Mr. McDermott, as (a) a trustee of Family Trust 1, shares sole voting and dispositive power with respect to all securities held by Family Trust 1; (b) a general partner of each of Family LP 1 and Family LP 2, has sole voting and dispositive power with respect to all securities held by each such entity; and (c) a manager of each of Family Trust 2, Family Trust 3, Family Trust 4 and Family Trust 5, shares sole voting and dispositive power with respect to all securities held by each such entity.

(4)
Includes (i) 11,067,120 shares of common stock held by SCML, LLC and (ii) 1,014,526 shares of common stock held by KCD30, LLC. Apichat Treerojporn, as sole manager of SCML, LLC, has sole voting and dispositive power over the shares held by the entity. Mr. Nguyen, as the sole manager of KCD30, LLC, has sole voting and dispositive power over the shares held by the entity.

(5)
Includes (i) 16,676 shares of common stock held by Ms. Poddar and (ii) 9,886 shares of common stock issuable upon the settlement of RSUs held by Ms. Poddar that are releasable within 60 days of April 10, 2024.

(6)
Includes (i) 16,287 shares of common stock held by Mr. Rohde and (ii) 9,886 shares of common stock issuable upon the settlement of RSUs held by Mr. Rohde that are releasable within 60 days of April 10, 2024.

(7)
Includes (i) 6,402 shares of common stock held by Mr. Sachleben and (ii) 9,886 shares of common stock issuable upon the settlement of RSUs held by Mr. Sachleben that are releasable within 60 days of April 10, 2024.

(8)
Includes (i) 29,810 shares of common stock held by the Vlok Family Trust, dated March 17, 2009, (ii) 335,477 shares of common stock held by Mr. Vlok, and (iii) 2,429,715 shares of common stock issuable upon the exercise of options held by Mr. Vlok that have vested or will vest within 60 days of April 10, 2024. Nicolaas Vlok and Madeleine Vlok, as co-trustees of the Vlok Family Trust, dated March 17, 2009, share voting and dispositive power over the shares held by this entity.

(9)
Includes (i) 5,784 shares of common stock held by Mr. Williams and (ii) 9,886 shares of common stock issuable upon the settlement of RSUs held by Mr. Williams that are releasable within 60 days of April 10, 2024.

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(10)
Includes (i) 17,993 shares of common stock held by Ms. Zheng and (ii) 9,886 shares of common stock issuable upon the settlement of RSUs held by Ms. Zheng that are releasable within 60 days of April 10, 2024.

(11)
Includes (i) 14,140,329 shares of common stock held by our executive officers and directors, (ii) 2,652,312 shares of common stock issuable upon the exercise of options held by our executive officers and directors that have vested or will vest within 60 days of April 10, 2024, and (iii) 49,430 shares of common stock held by our executive officers and directors that are releasable within 60 days of April 10, 2024.

(12)
Based solely on information contained in a Schedule 13G/A filed by Darlington Partners Capital Management, LP, or DPCM LP, Darlington Partners GP, LLC, or DP GP, Scott W. Clark, and Ramsey B. Jishi on February 1, 2024 with the SEC. DPCM LP is the investment adviser of private investment funds (together, the “Funds”). DP GP is the general partner of DPCM LP and the Funds. Mr. Clark and Mr. Jishi are the managers of DP GP. The principal business address of each of the foregoing entities is 300 Drakes Landing Road, Suite 290, Greenbrae, CA 94904.

(13)
Based solely on information contained in a Form 4 filed by Thoma Bravo UGP, LLC, Thoma Bravo Discover Fund, L.P., or Discover Fund, Thoma Bravo Discover Fund A, L.P., or Discover Fund A, Thoma Bravo Discover Fund II, L.P., or Discover Fund II, Thoma Bravo Discover Fund II-A, L.P., or Discover Fund II-A, and Thoma Bravo Discover Executive Fund II, L.P., or Discover Exec Fund II, with the SEC on February 9, 2024. Consists of 14,764,913 shares held directly by Discover Fund, 3,026,281 shares held directly by Discover Fund A, 12,299,125 shares held directly by Discover Fund II, 5,220,772 shares held directly by Discover Fund II-A, and 271,297 shares held directly by Discover Exec Fund II. Thoma Bravo Discover Partners, L.P., or Discover Partners, is the general partner of each of Discover Fund and Discover Fund A. Thoma Bravo Discover Partners II, L.P., or Discover Partners II, is the general partner of each of Discover Fund II, Discover Fund II-A, and Discover Exec Fund II. Thoma Bravo Discover UGP, LLC, or Discover UGP, is the general partner of Discover Partners. Thoma Bravo Discover UGP II, LLC, or Discover UGP II, is the general partner of Discover Partners II. Thoma Bravo UGP, LLC is the managing member of each of Discover UGP and Discover UGP II. By virtue of the relationships described in this footnote, Thoma Bravo UGP, LLC may be deemed to exercise voting and dispositive power with respect to the shares held directly by Discover Fund, Discover Fund A, Discover Fund II, Discover Fund II-A, and Discover Exec Fund II. The principal business address of the entities identified herein is c/o Thoma Bravo, L.P., 110 N. Wacker Drive, 32nd Floor, Chicago, Illinois 60606.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. To our knowledge, based on a review of those reports and written representations from the reporting persons, we believe that during 2023, all reports were timely filed except for one Form 4 transaction by Mr. Blitchok, one Form 4 transaction by Mr. Maloof, and one Form 4 transaction by Mr. Vlok, each filed on April 26, 2023, in each case due to administrative oversight.
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ADDITIONAL INFORMATION
Information About the Annual Meeting and Proxy Materials
Participating in the Annual Meeting:
1.How can I participate in the Annual Meeting?
Stockholders as of April 10, 2024, or the Record Date, and those who hold a valid proxy are permitted to attend and participate in the Annual Meeting to be held on Thursday, June 6, 2024 at 10:00 a.m., Pacific Time. The meeting will be held entirely in virtual format via webcast at www.virtualshareholdermeeting.com/MLNK2024. While you will not be able to attend the meeting at a physical location, we have endeavored to offer stockholders the same rights and opportunities to participate as they would have in-person. You will be able to attend the meeting online, vote your shares electronically, and submit questions during the virtual meeting.

To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/MLNK2024 and enter the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form or within the body of the email for electronic delivery recipients. You may also submit a question approximately 15 minutes prior to the Annual Meeting start time after logging in with your control number. Questions submitted that are pertinent to the company and the meeting matters will be read aloud and answered, as time permits and in accordance with meeting procedures and rules of conduct for the Annual Meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

If you are a beneficial owner and your Notice of Internet Availability or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated therein. Otherwise, beneficial owners should contact their bank, broker, or other institution where they hold their account, preferably at least five days in advance of the Annual Meeting, and obtain a “legal proxy” in order to be able to participate in the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting via the Internet at www.proxyvote.com using your control number; telephone by calling 1-800-690-6903 or the number on your proxy card or voting instruction form; or, if you received printed proxy materials, by mail by marking, signing, dating, and returning your proxy card - in each case the deadline for voting is 11:59 p.m., Eastern Time, on Wednesday, June 5, 2024.

Interested persons who were not stockholders as of the Record Date or do not hold a valid proxy may view the Annual Meeting using the same link but will be unable to otherwise participate.

2.What if I experience technical difficulties?
We encourage you to access the Annual Meeting prior to the start time. Online access will open approximately 15 minutes before the Annual Meeting. If you have difficulty accessing the Annual Meeting during check-in or during the Annual Meeting, please call the numbers found on the virtual meeting page.

Proxy Materials:
3.Why did I receive these materials?
We are making this proxy statement and additional proxy materials available to you in connection with the solicitation of proxies by our board of directors for the Annual Meeting. Stockholders as of the Record Date are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the SEC rules and is designed to assist you in voting your shares.

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4.What is included in these materials?
The proxy materials for our Annual Meeting include the notice of annual meeting, this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2023. If you requested printed versions of these materials by mail, these materials also include a proxy card or voting instruction form; otherwise, these materials also include the Notice of Internet Availability of Proxy Materials.

5.Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to SEC rules, we are furnishing proxy materials primarily over the Internet. Accordingly, on or about April 24, 2024, we sent a Notice of Internet Availability to most of our stockholders with instructions on how to access your proxy materials online or request a printed copy of the proxy materials by mail. The Notice of Internet Availability also contains instructions on how you may request to receive an electronic copy of our proxy materials by email. We encourage stockholders to take advantage of the availability of the proxy materials online to expedite receipt of proxy materials by our stockholders, assist in sustainable environmental practices, and reduce the cost to print and distribute the proxy materials.

6.What is “householding”?
If you and other residents at your mailing address own shares of common stock in street name, your bank or broker may deliver a single Notice of Internet Availability, or, if you requested printed versions by mail, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023, along with individual proxy cards, unless contrary instructions have been received from you. This procedure known as “householding” is designed to reduce the environmental impact of annual meetings as well as printing and postage costs and the volume of duplicate information stockholders receive. Stockholders may revoke their consent to future householding or enroll in householding by contacting Broadridge at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Alternatively, if you wish to receive a separate set of this year’s proxy materials, we will, promptly and without charge, deliver them to stockholders upon request to our Corporate Secretary at MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626 or by email to InvestorRelations@meridianlink.com.

7.How do I access the proxy materials on the Internet?
The Notice of Internet Availability, proxy card, or voting instruction form will contain instructions on how to:
•view our proxy materials for the Annual Meeting on the Internet;
•vote your shares; and
•elect to receive our future proxy materials in print by mail or electronically by email.

Our proxy materials are also available on our investor relations website at ir.meridianlink.com.

Voting Information:
8.Who may vote at the 2024 Annual Meeting?
Only stockholders of record of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. As of the Record Date, there were 76,485,947 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote.

A list of stockholders of record as of the Record Date will be available for inspection by stockholders for any legally valid purpose germane to the Annual Meeting during the Annual Meeting at www.virtualshareholdermeeting.com/MLNK2024 and during the 10 days prior to the meeting upon request to review by emailing InvestorRelations@meridianlink.com.

9.What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our registrar and transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. If your shares are
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held in an account at a bank, brokerage, or other institution, you are considered the “beneficial owner” of those shares held in “street name.”

10.How do I vote?
Whether or not you expect to attend the Annual Meeting, we urge you to vote and submit your proxy in advance to ensure that your vote will be represented at the Annual Meeting. Whether you are a stockholder of record or a beneficial owner, you may direct how your shares are voted in any one of four ways:
•Via the Internet Prior to the Annual Meeting. Visit www.proxyvote.com and enter the control number found in your Notice of Internet Availability, proxy card, or voting instruction form.
•By Telephone. Call the toll-free number found in the proxy card or voting instruction form or provided on the website listed on the Notice of Internet Availability.
•By Mail. If you received or requested printed versions by mail, mark, sign, date, and return your proxy card in the accompanying prepaid envelope.
•Via the Internet During the Annual Meeting. During the Annual Meeting, until the polls close, visit www.virtualshareholdermeeting.com/MLNK2024 and enter the control number included on your Notice of Internet Availability, proxy card, or voting instruction form or within the body of the email for electronic delivery recipients and follow the instructions on the website.

11.What happens if I do not vote or do not give specific voting instructions when I deliver my proxy?
The effect of not voting or not instructing your vote depends on whether you are a stockholder of record or a beneficial owner.
•Stockholder of Record. If you do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is present, your unvoted shares will not affect approval or rejection of a proposal. If you do vote, the persons named as proxies will vote your shares according to your instructions. In the absence of voting instructions on a properly executed proxy, however, the persons named as proxies will vote your shares according to the voting recommendations of the board of directors.
•Beneficial Owner. If you do not vote, your bank or broker may represent your shares at the meeting for purposes of obtaining a quorum. If you do not vote or do not give voting instructions to your bank or broker, under stock exchange rules, it will be entitled to vote your shares in its discretion with respect to “routine” matters but will not be permitted to vote your shares with respect to “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal. If you do vote, your bank or broker will vote your shares according to your instructions.

Proposal No. 2 for the ratification of the appointment of the independent registered public accounting firm is considered a routine matter.

12.What constitutes a quorum in order to hold and transact business at the Annual Meeting?
The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time.

13.What is the voting requirement to approve each of the proposals?
Assuming a quorum is present at the Annual Meeting:
•Proposal No. 1 - Election of Directors. Directors nominated pursuant to Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. This proposal is not considered to be a “routine” item under the NYSE, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker non-votes. Withheld votes and broker non-votes will have no effect on the election of directors.
•Proposal No. 2 - Ratification of the Appointment of the Independent Registered Public Accounting Firm. Ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires an affirmative vote of a majority of votes properly cast. This
MERIDIANLINK | 2024 PROXY STATEMENT    39

proposal is considered to be a “routine” item under the NYSE, so if you do not instruct your broker how to vote with respect to this proposal, your broker may vote on this proposal. Abstentions are not treated as cast either for or against a matter and, therefore, will not affect the outcome of the vote on this Proposal No. 2.
•Proposal No. 3 - Approval of Amendment to Our Certificate of Incorporation to Allow for the Exculpation of Officers as Permitted by Delaware Law. Approval of an amendment to our Certificate of Incorporation to allow for the exculpation of officers requires an affirmative vote of at least 66 2/3% of the outstanding shares of common stock entitled to vote. Abstentions are considered shares present and entitled to vote on this proposal and therefor an abstention will have the same effect as a vote against Proposal No. 3. This proposal is not considered to be a “routine” item under the NYSE, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker non-votes. Broker non-votes have the same effect as a vote against Proposal No. 3.
•Proposal No. 4 - Approval of Amendment to Our Certificate of Incorporation to Allow Stockholders to Remove Directors At Any Time With Cause by a Supermajority Vote of Stockholders. Approval of an amendment to our Certificate of Incorporation to allow stockholders to remove directors at any time with cause by supermajority vote of stockholders requires an affirmative vote of at least 66 2/3% of the outstanding shares of common stock entitled to vote. Abstentions are considered shares present and entitled to vote on this proposal and therefor an abstention will have the same effect as a vote against Proposal No. 4. This proposal is not considered to be a “routine” item under the NYSE, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker non-votes. Broker non-votes have the same effect as a vote against Proposal No. 4.
•Proposal No. 5 - Approval of the Adjournment of the Annual Meeting to the Extent There are Insufficient Votes at the Annual Meeting to Approve Any of Proposals 1-4. Approval of this proposal requires an affirmative vote of a majority of votes properly cast. This proposal is considered to be a “routine” item under the NYSE, so if you do not instruct your broker how to vote with respect to this proposal, your broker may vote on this proposal. Abstentions are not treated as cast either for or against a matter and, therefore, will not affect the outcome of the vote on this Proposal No. 5.

14.Can I revoke my proxy or change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by: (1) voting again via the Internet prior to or during the Annual Meeting; (2) delivering another valid proxy bearing a later date; or (3) timely delivering a written revocation to the attention of our Corporate Secretary at MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626. Only your latest dated proxy that we receive at or prior to the Annual Meeting will be counted. Virtually attending the Annual Meeting will not automatically revoke your proxy unless you vote again.

15.Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within MeridianLink or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to assert claims for or defend claims against us; (3) to allow for the tabulation of votes and certification of the vote; and (4) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to management.

16.Who will count the votes?
Broadridge will conduct the tabulation. Votes will be counted and certified by the inspector of election.

17.How are the proxies solicited?
We bear all expenses incurred in connection with the solicitations of proxies. We use Broadridge to assist in the distribution of proxy materials to our stockholders as well as reimburse brokers, fiduciaries, custodians, and other similar institutions for their costs in forwarding proxy materials to our beneficial owners. Our directors, officers, and employees, without additional compensation, may solicit proxies on our behalf in person or by mail, telephone, electronically, or other appropriate means of communication.

MERIDIANLINK | 2024 PROXY STATEMENT    40

18.Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Other Matters:
The board of directors knows of no matters, other than the proposals identified in this proxy statement and accompanying Notice of Annual Meeting, which may properly come before the Annual Meeting. If any other matter, however, properly comes before the Annual Meeting for action, it is intended that the persons named as proxies will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

2025 Stockholder Proposals and Director Nominees:
Stockholder Proposals for Inclusion in the Proxy Statement for the 2025 Annual Meeting
If a stockholder wishes to present a proposal for inclusion in our proxy statement with respect to and for consideration at the 2025 Annual Meeting of Stockholders, we must receive the proposal in writing on or before the close of business on December 25, 2024 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 proposals must be delivered by mail to the attention of our Corporate Secretary at MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626 and with a copy via email to InvestorRelations@meridianlink.com.

Other Proposals or Director Nominations for Presentation at the 2025 Annual Meeting
Under our bylaws, if a stockholder wishes to present other business or nominate a director candidate for consideration at the 2025 Annual Meeting of Stockholders, which shall not be included in our proxy statement, we must receive proper written notice of any such business or nomination no earlier than the close of business on February 6, 2025 and no later than the close of business on March 8, 2025 and the stockholder must otherwise comply with the requirements of our bylaws.

If, however, the 2025 Annual Meeting of Stockholders is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in the bylaws.

All notices of proposals or nominations, as applicable, must be delivered by mail to the attention of our Corporate Secretary at MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626 and with a copy via email to InvestorRelations@meridianlink.com.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than MeridianLink’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than April 7, 2025. In addition, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

MeridianLink Documents
Our website contains our corporate governance guidelines, committee charters, and code of business conduct and ethics found in the “Governance” section of our investor relations website at ir.meridianlink.com. Copies of these documents, as well as a copy of our bylaws, are also available upon written request directed to the Corporate Secretary at MeridianLink, Inc., 3560 Hyland Avenue, Suite 200, Costa Mesa, California 92626 or by email to InvestorRelations@meridianlink.com.

In addition, you can find a copy of our annual ESG Impact Report and associated highlights at meridianlink.com/esg.

MERIDIANLINK | 2024 PROXY STATEMENT    41

Incorporation By Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of MeridianLink with the SEC, the section herein titled “Audit Committee Report,” to the extent permitted by the rules of the SEC, shall not be deemed to be so incorporated nor shall such information be deemed “filed,” unless specifically stated otherwise in such filing.

Links to websites included in this proxy statement are provided solely for convenience purposes. Content on the websites named, hyperlinked, or otherwise referenced herein is not, and shall not be deemed to be, incorporated by reference into this proxy statement or in any other report or document we file with the SEC.

This proxy statement includes trademarks, such as MeridianLink®, which are protected under applicable intellectual property laws and are the property of MeridianLink, Inc. or its subsidiaries. This proxy statement may also contain trademarks, service marks, copyrights, and trade names of other companies, which are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this proxy statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

This proxy statement contains information that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, plans, intentions, or goals, including corporate governance and compensation strategies, are also forward-looking statements. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors,” or elsewhere, in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
MERIDIANLINK | 2024 PROXY STATEMENT    42

APPENDIX A
Amendment to Certificate of Incorporation
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
MERIDIANLINK, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

MeridianLink, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 27, 2021 under the name MeridianLink, Inc. (the “Certificate of Incorporation”).

2.Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Amendment”) amends the provisions of the Certificate of Incorporation.

3.This Amendment has been approved and duly adopted by the Board of Directors of the Corporation and the affirmative vote of the holders of the requisite number of shares of the Corporation in accordance with the provisions of Sections 222 and 242 of the DGCL and the provisions of the Certificate of Incorporation.

4.That the Certificate of Incorporation is hereby amended as follows:

(a) The first sentence of Article VI, Section 6 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office ~~(i) prior to the first date on which the Thoma Bravo Funds and their affiliates cease to beneficially own (directly or indirectly) in the aggregate at least 30% of the of the outstanding Common Stock of the Corporation, with or without cause upon the affirmative vote of the Thoma Bravo Funds and their affiliates, (ii) on and after such date,~~ (A) only with cause and (B) only by the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of capital stock then entitled to vote at an election of Directors.”

(b) Article VII of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“A Director or Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or Officer, except for liability (a) for any breach of the Director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, ~~(c) under Section 174 of the DGCL or (d)~~ (c) for any transaction from which the Director or Officer derived an improper personal benefit, or (d) in the case of Directors, under Section 174 of the DGCL, or (e) in the case of Officers, in any action by or in the right of the corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors or Officers, then the liability of a Director or Officer of the Corporation, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

MERIDIANLINK | 2024 PROXY STATEMENT    Appendix A

For purposes of this Article VII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or Officer at the time of such amendment, repeal or modification.”

* * *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to Certificate of Incorporation on this ___ day of [●], 2024.

By:
Name: Nicolaas Vlok
Title: Chief Executive Officer

MERIDIANLINK | 2024 PROXY STATEMENT    Appendix A

MeridianLink, Inc.
Costa Mesa, CA

meridianlink

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MLNK2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45978-P07791

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERIDIANLINK, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors:

Nominees	For	Withhold
1a. George Jaber	☐	☐
1b. Edward H. McDermott	☐	☐
1c. Duston Williams	☐	☐

The Board of Directors recommends you vote FOR the following proposals 2, 3, 4 and 5:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V45979-P07791

MERIDIANLINK, INC.
Annual Meeting of Stockholders
June 6, 2024 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicolaas Vlok and Laurence E. Katz, and each of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MeridianLink, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM Pacific Time on June 6, 2024 at www.virtualshareholdermeeting.com/MLNK2024, and any adjournment or postponement thereof. The undersigned hereby revoke(s) any proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are each authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and (ii) upon other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side